EXHIBIT 10.2

REPÚBLICA DEL PERÚ (THE REPUBLIC OF PERU)

EDUARDO LAOS DE LAMA

ATTORNEY-AT-LAW AND NOTARY PUBLIC IN AND FOR LIMA

JR. SANTO DOMINGO 291- JESÚS MARÍA

TELEPHONE: 202-4120

FAX: 461-7935

NOTARIALLY RECORDED INSTRUMENT NUMBER: 12954

PRELIMINARY AGREEMENT: 12485

KARDEX: 299908

PAGE: 101302

CERTIFIED COPY OF A NOTARIALLY RECORDED INSTRUMENT EVIDENCING A LONG-TERM LOAN AGREEMENT ENTERED INTO BY AND BETWEEN BANCO BBVA PERÚ AND CAMPOSOL S.A.

In the city of Lima, District of Jesús María, this 12th day of November, 2019, before me, Eduardo LAOS DE LAMA, Attorney-at-Law and Notary Public in and for Lima, holder of National Identity Card (DNI) 10077006309, issue this formal notarial instrument granted by:

Frank Erick BABARCZY RODRÍGUEZ, who represents to be a Peruvian citizen, married, officer, holder of National Identity Card (DNI) 09339170, with usual residence at Av. República de Panamá 3055, District of San Isidro, Province and Department of Lima, who have been identified by me through a biometric comparison test for fingerprints, I attest; and who hereby states that he is acting in the name, place and stead of BANCO BBVA PERÚ, holder of Tax ID Number 20100130204, with principal place of business at Av. República de Panamá 3055, District of San Isidro, Province and Department of Lima; according to power of attorney registered in Electronic Card 11014915 of the Registry of Companies in and for Lima;

Javier Alberto BALBÍN BUCKLEY, who represents to be a Peruvian citizen, divorced, officer, holder of National Identity Card (DNI) 07879913, with usual residence at Av. República de Panamá 3055, District of San Isidro, Province and Department of Lima, who have been identified by me through a biometric comparison test for fingerprints, I attest; and who hereby states that he is acting in the name, place and stead of BANCO BBVA PERÚ, holder of Tax ID Number 20100130204, with principal place of business at Av. República de Panamá 3055, District of San Isidro, Province and Department of Lima; according to power of attorney registered in Electronic Card 11014915 of the Registry of Companies in and for Lima; and

Andrés Daniel COLICHÓN SAS, who represents to be a Peruvian citizen, married, manager, holder of National Identity Card (DNI) 07866431, with usual residence at Av. El Derby 250, Piso 4, Urbanización El Derby de Monterrico, District of Santiago de Surco, Province and Department of Lima, who have been identified by me through a biometric comparison test for fingerprints, I attest; and who hereby states that he is acting in the name, place and stead of CAMPOSOL S.A., holder of Tax ID Number 20340584237, with principal place of business at Av. El Derby 250, Piso 4,

Urbanización El Derby de Monterrico, District of Santiago de Surco, Province and Department of Lima; according to power of attorney granted by Shareholders’ Meeting held on September 30, 2019, which is incorporated herein.

Milagritos Tatiana OLIVERO GROPPO, who represents to be a Peruvian citizen, single, economist, holder of National Identity Card (DNI) 09533596, with usual residence at Av. El Derby 250, Piso 4, Urbanización El Derby de Monterrico, District of Santiago de Surco, Province and Department of Lima, who have been identified by me through a biometric comparison test for fingerprints, I attest; and who hereby states that she is acting in the name, place and stead of CAMPOSOL S.A., holder of Tax ID Number 20340584237, with principal place of business at Av. El Derby 250, Piso 4, Urbanización El Derby de Monterrico, District of Santiago de Surco, Province and Department of Lima; according to power of attorney granted by Shareholders’ Meeting held on September 30, 2019, which is incorporated herein.

The appearing Parties have the capacity, freedom and knowledge to perform this act, and are fluent in the Spanish language as evidenced in the examination I have conducted upon them, to which I attest. They handed over to me a preliminary agreement duly authorized by an attorney-at-law, which I filed in its respective book under the corresponding sequential number and the literal contents of which read as follows:

PRELIMINARY AGREEMENT:

LONG-TERM LOAN AGREEMENT

DATED NOVEMBER 12, 2019

FOR THE SUM OF

USD 20,000,000

ENTERED INTO BY AND BETWEEN

BANCO BBVA PERÚ

AS LENDER

AND

CAMPOSOL S.A.

AS BORROWER

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS, INTERPRETATION AND RECITALS

Section 1.01: Definitions

Section 1.02: Interpretation

Section 1.03: Recitals

ARTICLE II. LOAN

Section 2.01: Purpose

Section 2.02: Procedure for Loan Disbursements

Section 2.03: Term

Section 2.04: Loan Payment

Section 2.05: Compensatory Interest

Section 2.06: Default Interest

Section 2.07: Intentionally Omitted

Section 2.08: Prepayment

Section 2.09: Fees

Section 2.10: Taxes

Section 2.11: Guarantees

Section 2.12: Promissory Notes

ARTICLE III. LOAN CONDITIONS

Section 3.01: Closing Conditions

Section 3.02: Conditions for The First Disbursement

Section 3.03: Conditions for The Second Disbursement

Section 3.04: Conditions applicable to both Disbursements

ARTICLE IV: REPRESENTATIONS AND WARRANTIES

Section 4.01: Representations and Warranties

ARTICLE V. AFFIRMATIVE COVENANTS, NEGATIVE COVENANTS AND FINANCIAL OBLIGATIONS

Section 5.01: Affirmative Covenants

Section 5.02: Negative Covenants

Section 5.03: Financial Obligations

ARTICLE VI. DEFAULT

Section 6.01: Events of Default

Section 6.02: Consequence of an Event of Default

ARTICLE VII. MISCELLANEOUS

Section 7.01: Amendments

Section 7.02: Notices

Section 7.03: Delay in Notices

Section 7.04: Costs and Expenses

Section 7.05: Applicable Law

Section 7.06: Intentionally Omitted

Section 7.07: Assignment of Rights

Section 7.08: Severability

Section 7.09: Waiver or Delay in exercising Rights

Section 7.10: Entire Agreement

Section 7.11: Cost Increase Clause

Section 7.12: Confidentiality

Section 7.13: Indemnity

Section 7.14: Dispute Settlement

EXHIBIT I LOAN DATA

EXHIBIT II FEES AND EXPENSES

EXHIBIT III GUARANTEES

EXHIBIT IV PROMISSORY NOTE

EXHIBIT V PAYMENT SCHEDULE

EXHIBIT VI COMPLIANCE CERTIFICATE

EXHIBIT VII DISBURSEMENT NOTICE

EXHIBIT VIII NOTICES

EXHIBIT IX COMMITMENT LETTER

EXHIBIT X AFFIDAVIT

EXHIBIT XI CORPORATE REORGANIZATION

EXHIBIT XII FORM OF NOTICE OF ASSIGNMENT

EXHIBIT XIII JOINT AND SEVERAL BOND AGREEMENT OF MARINASOL S.A.

EXHIBIT XIV JOINT AND SEVERAL BOND AGREEMENT OF CAMPOSOL COLOMBIA S.A.

You are hereby requested, in your capacity as Notary Public, to enter in your Notarial Record Book, the Long-Term Loan Agreement entered into by and between:

(i) BANCO BBVA PERÚ, holder of Tax ID Number 20100130204, with principal place of business at Av. República de Panamá 3055, District of San Isidro, Province and Department of Lima, acting by and through Frank Erick BABARCZY RODRÍGUEZ, holder of National Identity Card (DNI) 09339170, and Javier Alberto BALBÍN BUCKLEY, holder of National Identity Card (DNI) 07879913, according to powers of attorney registered in Entries C00332 and C00313 respectively, of Electronic Card 11014915 of the Registry of Companies in and for Lima (hereinafter referred to interchangeably as the “Bank” or the “Lender”); y

(ii) CAMPOSOL S.A., holder of Tax ID Number 20340584237, with principal place of business at Av. El Derby 250, Piso 4, Urbanización El Derby de Monterrico, District of Santiago de Surco, acting by and through Andrés Daniel COLICHÓN SAS, holder of National Identity Card (DNI) 07866431, and Milagritos Tatiana OLIVERO GROPPO, holder of National Identity Card (DNI) 09533596, according to powers of attorney granted by Shareholders’ Meeting held on September 30, 2019 (hereinafter referred to as the “Borrower”).

In the following terms and conditions:

ARTICLE I

DEFINITIONS, INTERPRETATION AND RECITALS

Section 1.01: Definitions

For the purpose of this Agreement, the following terms shall have the meanings set forth below:

(i) “Affiliate” means any corporate entity that controls or is controlled by, or is under common control with, another corporate entity.

(ii) “Exhibits(s)” means the document or documents prepared as provided for herein and which are an integral part hereof.

(iii) “Government Authority” means any Peruvian Government authority, including any entity exercising executive, legislative, regulatory or administrative functions of or pertaining to the Peruvian central, regional or municipal government having jurisdiction over persons or matters in question.

(iv) “Change of Control,” where a person has control over another person, with respect to the Borrower, a change of control shall not be deemed to have occurred in those cases where despite of the existence of a direct or indirect transfer of the Borrower’s shares, the control over the Borrower shall continue to be exercised by the Dyer family.

(v) “Net Capex” means any capital expenditure related to fixed asset acquisition, maintenance, improvement and/or replacement or any other similar operations reflected in the fixed asset of the cash flow statement, as defined in IFRS, less debt for a term greater than a year taken on by the Borrower in order to make this capital expenditure.

(vi) “Commitment Letter” means the letter to be sent by the Borrower to the Bank on the Closing Date, whereunder the terms and conditions, under which fees shall be paid as provided for in Exhibit IX, shall be established.

(vii) “Compliance Certificate” means a document whereupon the Borrower makes representations on a six-monthly basis to the Bank that the Borrower is in compliance with any and all the obligations and/or duties in general referred to herein. A Compliance Certificate shall be issued within a period of forty-five (45) calendar days from the closing date of each semester, and shall also referred to the financial obligations of each semester ended on June 30 and December 31. The form of Compliance Certificate is enclosed herewith as Exhibit VI.

(viii) “Assignment of Rights” means any assignment of rights, in full or in part, that the Bank would make in favor of any third parties as set forth in Section 7.06 hereof, which shall come into effect as of the date when the appropriate notice of assignment is served on the Borrower.

(ix) “Civil Code” means the Peruvian Civil Code in force as of the execution date hereof.

(x) “Fees” mean, taken together, the disbursement fee, availability fee, structuring fee and, in general, any other fee agreed upon by the Parties as stated in the Commitment Letter, excluding the prepayment fee.

(xi) “Prepayment Fee” means any fee to be paid by the Borrower to the Bank with the amount to be prepaid plus the relevant taxes, as provided for in Section 2.08.

(xii) “Notice of Assignment” means the notice to be sent by the Bank to the Borrower within no more than fifteen (15) business days from the Assignment of Rights (in the form set out in Exhibit XII) whereby the Borrower shall be notified about the percentage of the Agreement subject to an Assignment of Rights; such percentage shall determine the part of each Installment, including Taxes, fees, and any other amount to be borne by the Borrower hereunder, which shall be paid through the pertinent Assignment Account as from the date when the assignment notice is served on the Borrower.

(xiii) “Agreement” or “Loan Agreement” means this document together with its Exhibits and amendments.

(xiv) “Mortgage Agreement” means the agreement dated November 12, 2019, entered into by and between the Bank and the Borrower, whereby the Borrower establishes a mortgage affecting the property described in subsection a.I of Exhibit III hereof in favor of the Bank, for the purpose of guaranteeing the obligations under the disbursements, as appropriate.

(xv) “Knowledge” means, with respect to the Borrower, the actual knowledge of the general manager or, in the absence of a person in said position, the officer exercising any duties similar or equivalent to those of the general manager, by reason of their participation in the business of the general manager.

(xvi) “Control,” a person has control over a legal entity where: (I) they hold the ownership, either directly or indirectly, of greater that fifty percent (50%) of the voting rights at their Shareholders’ Meeting; or (II) without having more than fifty percent (50%) of the voting rights at their Shareholders’ Meeting, they may appoint or remove the majority of the members of the board of directors or equivalent body; (III) they have, either directly or indirectly, representation on its board of directors or equivalent body, greater that fifty percent (50%) of its members; or (IV) by any means not previously provided for (whether by contract or otherwise) they control the decision-making power within the legal entity.

(xvii) “Payment Schedule” or “Schedule” means the payment schedule included in Exhibit V hereof.

(xviii) “Account” means the current account No. 0011-0378-01-00012916, open with the Bank, whose holder is the Borrower. The amounts corresponding to the installments, including any taxes, fees, and any other amount to be paid by the Borrower hereunder shall be debited to this account.

Notwithstanding the foregoing, in the event of Assignment of Rights, the amounts corresponding to the Installments, including any Taxes, fees, and any other amount to be borne by the Borrower hereunder, shall be paid by transfer of proceeds to the Assignment Account, up to an amount equal to the percentage of the Agreement subject to Assignment of Rights, which shall be detailed in the relevant Assignment Notice.

(xix) “Assignment Account” means the current account to be notified to the Borrower by the Bank in the event that the Bank makes an assignment of rights. The amounts corresponding to the installments, including any taxes, fees, and any other amount to be paid by the Borrower, up to an amount equal to the percentage of the Agreement subject matter of the Assignment of Rights made, shall be transferred to this account.

For these purposes, the Parties agree that, for each assignment of rights made, new assignment account shall be opened for the relevant transferee of such rights to collect the amounts due to them by the Borrower (from the of the Notice of Assignment).

(xx) “Installment” means the principal amount and the compensatory interest to be paid by the Borrower in favor of the Bank in each Payment Date. The Installments corresponding to the principal shall be commenced to be paid, as set out in the Payment Schedule, upon expiration of the Grace Period.

(xxi) “Disbursement” means, taken together, the first disbursement and the second disbursement.

(xxii) “Allocation of Proceeds” means the use by the Borrower of the proceeds provided by the Bank and which is detailed in Exhibit I hereof.

(xxiii) “Financial Debt” means all the payment obligations with financial or capital market institutions (including any sureties and guaranties), as well as any other payment obligation that accrues interest (excluding any accounts payable to commercial suppliers assumed by the Borrower).

(xxiv) “Total Debt” means the sum of the bank loans granted in favor of the Borrower, plus the current portion of the long-term debt (that is, the total bank debt plus the financial debt).

(xxv) “Business Day” means any day other than Saturday, Sunday or a public holiday in Peru or any other day on which banking institutions in Lima are authorized to remain closed.

(xxvi) “Loan Documents” means all documents executed or to be executed by the Borrower for the financing granted by the Bank to the Borrower hereunder, including without limitation: (i) the Loan Agreement, amendments and Exhibits; (ii) the Promissory Note duly signed; (iii) the guaranties, as appropriate; and (iv) any extension and/or amendment to the aforementioned documents, and the other documents to be granted, executed, or signed to implement and formalize the loan granted hereunder and ensure its proper execution.

(xxvii) “Dollar” or “USD” means the legal tender of the United States of America.

(xxviii) “EBITDA” means, for any period, (i) the operating profit plus (ii) charges for depreciation and amortization less other income and expenses and other non-cash adjustments as evidenced in the reconciliation of the Borrower’s cash flow statement in accordance with IFRS.

(xxix) “Material Adverse Effect” means any Material Adverse effect on: (i) the Borrower’s ability to meet its obligations under the Loan Documents; (ii) the Bank’s ability to exercise the rights or actions established in the Loan Documents; and/or (iii) the legality, validity or enforceability of any of the Loan Documents.

(xxx) “Event(s) of Default” means any event specified in Section 6.01 hereof.

(xxxi) “Closing Date” means the day on which this Agreement is executed.

(xxxii) “Disbursement Date” means the date on which the first disbursement or the second disbursement, as the case may be, occurs, upon compliance with the provisions of Section 3.02 or of Section 3.03 respectively.

(xxxiii) “Payment Dates” means those dates on which the Borrower shall pay the principal and/or interest of the loan according to the schedule.

(xxxiv) “Public Officer” means any public officer or employee of a Government Authority or person related to it or person that may influence on such officer or employee.

(xxxv) “Financial Expenses” mean, for any period, the total amount of (i) the interest expenses, and (ii) the corresponding portion of the financial lease installments, according to the “Borrower’s profit and loss statement prepared in accordance with IFRS.

(xxxvi) “Guarantees” mean, taken together, (a) the Mortgage Agreement; and (b) the security interest (mortgage or trust over assets), to the satisfaction of the Bank, granted by the borrower in favor of the bank to guarantee the second disbursement, if applicable.

(xxxvii) “Compensatory Interest” means the interest as mentioned in Section 2.05 hereof and as established in Exhibit I hereof.

(xxxviii) “Interest for Event (s) of Default(s)” means the interest as mentioned in Section 2.07 hereof and as established in Exhibit I hereof.

(xxxix) “Default Interest” means the interest as mentioned in Section 2.06 hereof and as established in Exhibit I hereof.

(xl) “General Law” means the General Act of the Financial System, the Insurance System, and the Institutional Act of the Superintendency of Banking and Insurance, Law 26702, as amended and replaced.

(xli) “LIBOR” means the one hundred and eighty (180) day interest rate at which Eurodollars are offered for the same term in the London interbank market, registered on a daily basis at approximately 11:00 am (London time, England) appearing on Reuters Screen LIBOR 01 Page, two (02) Business Days prior to the beginning of each interest period; provided, however, more than one rate is specified on Reuters Screen LIBOR 01 Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of one percent (1%)).

If a rate cannot be calculated as specified above, the applicable rate shall be the alternate LIBOR rate chosen by the central bank, reserve bank or other similar entity, which is consistent with market practice as a replacement for such rate (the “Alternate Rate”). Notwithstanding the foregoing, should the Parties fail to reach an agreement on the Alternate Rate, in accordance with market practice, the Borrower, with the prior consent of the Bank (which shall not be unreasonably delayed or withheld), shall appoint a financial advisor to establish an Appropriate Alternate Rate; the decision of such financial advisor shall be bidding on the Parties.

Solely for the purposes of the definition of the Alternate Rate, “Business Day” shall be deemed the day on which banks in London, England offer deposits in dollars to the main banks in the London interbank market.

(xlii) “IFRS” means the International Financial Reporting Standards applicable to the Republic of Peru as approved by the Accounting Standards Board.

(xliii) “Disbursement Notice” means a notice from the Borrower to the Bank to proceed with the Loan Disbursement, as the case may be. Disbursement Notices shall contain at least the information set out in Exhibit VII.

(xliv) “Financial Obligations” mean the financial obligations referred to in Section 5.03 hereof.

(xlv) “Promissory Note” means the promissory note duly executed and delivered by the Borrower to the Bank in the form set out in Exhibit IV.

(xlvi) “Parties” mean the Borrower and the Bank, including any other individual or legal entity that participates in the Agreement and/or becomes a party hereto.

(xlvii) “Equity” means the amount reported as equity in the Borrowers’ balance sheet prepared in accordance with IFRS.

(xlviii) “Availability Period” means the period during which the Borrower may deliver to the Bank the Disbursement Notice as stated in Exhibit I.

(xlix) “Grace Period” means the period during which the Borrower shall not pay the principal corresponding to the Loan Installments and which is detailed in Exhibit I.

(l) “Peru” means the Republic of Peru.

(li) “Loan” means this long-term credit facility to be disbursed by the Bank to the Borrower, in accordance with the terms and conditions hereof and the amount of which is established in Exhibit I hereof.

(lii) “First Disbursement” means the disbursement of the amount of USD 11,000,000 (Eleven Million U.S. Dollars) of the Loan, to be made by the Bank in favor of the Borrower, subject to the conditions precedent as set out in Section 3.02.

(liii) “Corporate Reorganization” means the internal corporate reorganizations as detailed in Exhibit XI.

(liv) “Representatives” mean the Borrower’s shareholders, managers, directors, officers, employees, agents, representatives (including, but not limited to, advisors, attorneys, employees and personnel); in any of these cases, provided that any such persons act on behalf of and in the interest of the Borrower.

(lv) “Second Disbursement” means the disbursement of the amount of USD 9,000,000 (Nine Million U.S. Dollars) of the Loan, to be made by the Bank in favor of the Borrower, subject to the conditions precedent as set out in Section 3.03.

(lvi) “Debt Service” means the sum of the principal amortization payments of the debts maturing more than one year plus the financial expenses for a specified period.

(lvii) “Soles” means the lawful currency of Peru.

(lviii) “Subsidiary” means the entities over which the Borrower exercises direct or indirect Control.

(lix) “Tax” means any existing or future tax, rate, contribution, reduction or withholding that may be applicable and that is associated with the Loan, including any interest, surcharge, penalty or sanction related to the foregoing.

Section 1.02: Interpretation

(a) The Parties hereto acknowledge that the headings of the Articles and Sections hereof are for convenience only and are not necessarily to be considered for the interpretation of its contents and scope.

(b) Unless otherwise stated herein, any reference contained herein to an Article, Section or Exhibit refers to the Article, Section or Exhibit of this Agreement.

(c) References herein to any Section shall include all paragraphs in such Sections, and references to any Article shall include all sections in such Article.

(d) Unless the context otherwise requires, the plural number shall include the singular number and vice versa, and the masculine shall include the feminine and vice versa.

(e) Any references herein to laws or regulations shall be understood and construed to include all legal or regulatory provisions amending, extending, consolidating, specifying, modifying or replacing such law or regulation mentioned herein.

Section 1.03: Recitals

(a) The Borrower is a private corporation duly organized and existing under the laws of the Republic of Peru, whose corporate purpose is to engage in the distribution and marketing of food products, particularly, products from agriculture.

(b) The Borrower requires a long-term loan up to the amount established in Exhibit I hereof to be used solely and exclusively for the Allocation of Proceeds.

The Bank has evaluated the request submitted by the Borrower and has taken on the commitment to grant the Borrower the Loan in accordance with the terms and conditions hereof, after meeting the conditions indicated in Article III hereof.

ARTICLE II

LOAN

Section 2.01: Purpose

(a) The Bank hereby grants a loan in the currency stated in Exhibit I to the Borrower up to the amount mentioned in Exhibit I hereof.

(b) The Loan shall be disbursed to the Borrower through the First Disbursement and, if applicable, the Second Disbursement, provided the conditions precedent for the Disbursements as established in Section 3.02 or Section 3.03 of Article III hereof, respectively, have been met. Regarding the foregoing, the Bank acknowledges that CAMPOSOL shall not be required to actually request the Second Disbursement. In this respect, if the availability period expires without the Disbursement Notice regarding such Second Disbursement having been served, the obligation of the Bank to make such Second Disbursement shall expire, without any obligation to pay any fees, penalties or compensation whatsoever for CAMPOSOL.

(c) The Borrower undertakes to allocate the entire Loan solely and exclusively for the Allocation of Proceeds.

Section 2.02: Procedure for Loan Disbursements

The Loan shall be disbursed at such times and conditions as stated in Exhibit I, once the conditions precedent for the Disbursements as established in Section 3.02 or Section 3.03 of Article III hereof have been met and provided the relevant Disbursement Notices are served on the Bank within the Availability Period, in all cases.

Each Disbursement shall be made to the account.

The Borrower shall pay the Bank any fees, in accordance with the terms and conditions as set out in the Commitment Letter.

The Bank shall not make the relevant Disbursement if the Bank has not received any Disbursement Notice within the Availability Period and if the Borrower has failed to pay the relevant structuring fee.

Additionally, after such Availability Period and without any verifications of the conditions precedent contained in Section 3.03, the obligations associated with the Second Disbursement shall expire by operation of law, without any liability for the Parties. In this respect, it is expressly agreed that the Borrower shall not be required to serve any Disbursement Notices regarding the Second Disbursement.

Section 2.03: Term

The Loan payment term shall be six (6) years from the Closing Date, as indicated in Exhibit I.

The Agreement shall remain in force for so long as the Borrower must fulfill any obligation to the Bank under the Loan Documents.

Section 2.04: Loan Payment

(a) The Borrower shall pay the Bank the Loan principal according to the Payment Schedule and, in any case, as from the expiration of the Grace Period.

(b) Where any payment to be made hereunder is due and payable on a day other than a Business Day, such payment shall be made on the next succeeding first Business Day. Any such payment shall include the principal and interest calculated at the Payment Date, without the Bank being entitled to receive any interest due to the deferral.

(c) Considering the Grace Period, the first Payment Date of the relevant principal shall correspond to the expiry of the second year counted from each Disbursement Date.

(d) It is a condition of this Agreement and particularly with respect to the relevant payment of the principal and the compensatory and default interest and any other expenses, fees, services, and taxes to be made for each Disbursement, that all payments shall be made in the same currency in which the Loan has been agreed and granted, or the payment of the fee, expenses or Taxes has been agreed.

(e) The payment of the Installments, including any Taxes, fees and any other amount applicable to the Borrower hereunder, created or to be created, shall be made by the Borrower by debiting the relevant amounts to the Account.

The Borrower hereby irrevocably authorizes the Bank to debit from the Account the relevant Installments, including any Taxes, fees and any other amount applicable to the Borrower hereunder, created or to be created.

Notwithstanding the foregoing, in the event of an Assignment of Rights, the payment of Installments, including any Taxes, fees and any other amount applicable to the Borrower hereunder, shall be made for an amount equal to the percentage of the Agreement subject to the Assignment of Rights by transfer to the Assignment Account.

(f) The Loan shall be paid in full without deducting from such amount any expenses by way of fee, tax withholding or any other discount of a like nature, since the Borrower is required to return the full amount of the Loan to the Bank, and shall also bear the full amount of such discounts.

(g) The Borrower expressly authorizes the Bank, only in case of default or delay, to debit the relevant past due amounts corresponding to the Loan Installments, fees, Taxes, costs and/or expenses arising from the Loan Documents to any other account held or that may be held by the Borrower with the Bank, in any of its offices and/or branches, and/or dispose of any of the funds or deposits in any currency in its possession to be credited to it, without any prior authorization or subsequent approval and without the Bank assuming any responsibility for the exchange rate used, in case the account, deposit or funds are in a currency other than the payments to be made by the Borrower, at the time it deems advisable, and to such effect the Borrower acknowledges that this right extends to all of the past due and accelerated amount.

Likewise, if funds in other accounts of the Borrower do not exist or are inadequate, the Borrower authorizes the Bank to withhold, and apply to the payment of overdue debts, any property or asset of a financial nature that is in its possession and is intended to be credited or delivered to it, and further authorizes the Bank to sell them directly to pay any overdue debt, releasing the Bank from any responsibility for the price obtained from the sale.

The Bank assumes no liability in case the Bank decides to use or not use the authorization granted by this Section.

Moreover, the Borrower waives its right to assert against the Bank, its subsidiaries and/or affiliates the setoff of obligations owed by the Borrower to the Bank arising out of the Loan Documents, or any other document, legal act or transaction entered into by the Parties.

(h) In accordance with the applicable provisions of the Civil Code, any payment made by the Borrower shall be first allocated to penalties and expenses, then to interest in arrears, compensatory interest and, finally, to the Loan principal.

Section 2.05: Compensatory Interest

The Borrower shall pay compensatory interest from the date of the First Disbursement on the principal amount actually disbursed by the Bank under the Loan, due and payable, at an annual percentage variable interest rate of LIBOR + 3.20%. All interest shall be computed on the basis of a three hundred and sixty (360) day year for the actual number of days (excluding the first day, but including the expiration date), elapsed in the period for which such interest shall be payable. Each determination by the Bank of an amount owed hereunder shall be deemed conclusive and binding for all purposes, absent manifest error.

Interest shall be computed per expired period and shall be paid on each Payment Date. arrears, compensatory interest and, finally, to the Loan principal.

Section 2.06: Default Interest

Should the Borrower fail to pay the principal, interest or any other sum of money due in connection with the Loan on their respective maturity dates (including the cure period as provided for in the second paragraph of Section 6.01, if applicable), the Borrower shall be subject, in addition to the payment of compensatory interest as referred to in Section 2.05 hereof, to the payment of Default Interest at the annual percentage rate of two percent (2%), which the Borrower hereby accepts, in addition to compensatory interest.

For the purposes of the provisions of the preceding paragraph, and as provided for in the Civil Code, Section 1333, Subsection 1, the Borrower shall be automatically in default without any court and out-of-court request or notice whatsoever.

Section 2.07: Interest for Events of Default

In the event of occurrence of an Event of Default, other than an Event of Default as established in Section 6.01, Subsection a), and until such Event of Default is cured or the Agreement is terminated, the Bank may apply to the Loan the annual percentage rate of two percent (2%) in addition to the compensatory interest rate as prescribed in Section 2.05.

Section 2.08: Prepayment

Pursuant to the provisions of Section 2.04 hereof, the Loan shall be paid on the dates specified in the schedule. Notwithstanding the foregoing, the Borrower may voluntarily prepay the Loan at any time during the term of this Agreement, provided the following conditions are met:

The Borrower shall notify the Bank in writing at least ten (10) calendar days in advance of its intention to prepay the Loan in full or in part. Prepayments may only be made on the Payment Dates. The minimum prepayment amount is USD 2,000,000 (Two Million U.S. Dollars). Any prepayments exceeding such minimum amount shall be made in additional amounts equal to USD 1,000,000 (One Million U.S. Dollars) or multiples of such amount.

(i) In case prepayment is partial, it shall be applied, in the Borrower’s discretion, (a) to the balance in proportion to all unpaid principal installments on the relevant prepayment date; or, (b) to the installments of the most distant maturity, according to the Payment Schedule.

(ii) If a voluntary prepayment is made, the following fees shall be applied:

During the first and second year	1.75% (one point seventy-five percent) of the amount to be prepaid
During the third and four year	1.50% (one point fifty percent) of the amount to be prepaid
During the fifth and six year	1.00% (one point percent) of the amount to be prepaid

If a partial prepayment is made, the Bank shall notify the Borrower within a period of five (5) Business Days following such prepayment of a new Schedule applicable from the relevant prepayment date.

In the event of an occurrence of a Change of Control, the Borrower shall be required to make mandatory prepayment without any prepayment penalty or fee whatsoever. Such prepayment shall be made within a period of twenty (20) Business Days from the date on which notice is served on the Borrower whereby the Bank requires the appropriate payment.

After such period, the Bank shall apply the prepayment fee as set forth in clause (iii) of this Section.

Moreover, if any cases contained in subsections l) and/or m) of Section 6.01 hereof is verified, the Borrower shall be entitled to make a voluntary prepayment of the entire Loan, without any prepayment penalty or fee whatsoever. In such case, prepayment shall be made within a period of twenty (20) Business Days from the date on which notice is served on the Borrower whereby the Bank requires the appropriate payment. After such period, the Bank shall apply the prepayment fee as set forth in clause (iii) of this Section.

Section 2.09: Fees

The Borrower represents that it is familiar with the Fees that shall be applicable to the Loan and undertakes to pay such Fees under the terms and conditions as set out in the Commitment Letter.

Section 2.10: Taxes

Any payment of principal, interests and/or expenses related to the Loan shall be made in full and free and clear of any tax withholding or deduction. Any payment of any Tax due on the Closing Date and/or that is created after the Closing Date shall be for the sole account and expense of the Borrower.

If the Borrower or the Bank should make any withholding or deduction for Taxes, with respect to the payments mentioned in the previous paragraph, the amount paid to the Bank shall be increased by any amount necessary for the Bank to receive the total amount that it would be entitled to receive in the absence of such Taxes.

The Borrower shall also be responsible for any change in the applicable taxes that may occur in the future and in the present or future Taxes established in any jurisdiction and that affect the execution, delivery and/or performance of the Loan. Likewise, in the event that any currently valid exemption is no longer valid or ceases to be valid, the Borrower hereby undertakes to pay it.

Section 2.11: Guarantees

The performance of the obligations under the Loan shall be guaranteed by the Mortgage Agreement and, if applicable, any other Guarantees.

Furthermore, the Guarantees are created in furtherance of the performance of any and all the obligations of the Borrower under this Agreement and the other Loan Documents in favor of the Bank, and to such effect the Borrower represents that the Guarantees are extended to ensure the payment of any sum ordered to be paid to the Bank by an arbitration award or judgment rendered by any relevant Judge, Court or Tribunal, arising out of the Agreement and the Loan Documents, or of any remedies or protection mechanisms which, under the applicable legislation, the Bank may have towards the Borrower.

Section 2.12: Promissory Note

The Loan shall be evidenced by the issuance by the Borrower of a Promissory Note, which shall be delivered incomplete, as provided for in the Securities Act, Law 27287, Section 10.

The issuance of the Promissory Note to the Bank, its renewal or extension shall not cause novation of the obligations of the Borrower under this Agreement and/or the Loan Documents and, in no case, shall determine the termination of the obligation or the guarantees created, even when such security has been affected even for causes attributable to the Bank. The Bank undertakes to return the Promissory Note to the Borrower upon payment of the Loan and any amount owed to the Bank arising out of the Agreement and/or the Loan Documents.

The Promissory Note shall be delivered incomplete with respect to maturity and the amount thereof. Such Promissory Note shall be completed by the Bank in accordance with the following rules:

(i) The Promissory Note shall be completed by the Bank for the total amount as listed in the settlement of the debit balance, which shall correspond to the total amount of the obligations arising out of this Agreement owed by the Borrower to the Bank on the date on which the Bank states that all the periods herein have expired due to the occurrence of an Event of Default. The aforementioned settlement shall comprise the principal amount, the Compensatory Interest, the Default Interest of all fees owed hereunder and any other payment owed by the Borrower hereunder.

(ii) The Borrower agrees that, from the due date of the Promissory Note until its actual payment, the amount as listed therein shall accrue Compensatory Interest and Default Interest at the rates agreed upon and with the amounts established herein. Regarding any payment of Default Interest, a notice in default shall not be necessary, since default is automatic.

(iii) The issuance date of the Promissory Note shall be the date of the First Disbursement or the date on which an assignment of rights is effective in accordance with Section Seven hereof. The Bank shall record as the maturity date of the Promissory Note the date on which the Bank states that the periods referred to in clause (i) above have expired.

(iv) The Promissory Note shall be issued with the “no protest” clause. Notwithstanding the foregoing, the holder may protest it, and any expenses arising therefrom shall be borne by the Borrower.

(v) The Borrower hereby authorizes the Bank to complete the Promissory Note as provided for in Circular G-0090-2001 or any regulations replacing it, in case the Bank states that all the periods contained herein have expired due to the occurrence of an Event of Default in accordance with Section Six hereof.

(vi) The Bank shall deliver to the Borrower an uncertified copy of the signed Promissory Note, and the delivery thereof shall be recorded in a proof of receipt.

(vii) The Bank undertakes not to transfer the Promissory Note, unless such transfer is made as part of the transfers, assignments (endorsements) or any other acts as provided for in Section Seven hereof. In this respect, the Promissory Note may be transferred, provided the provisions of such section have been complied with, in which case the Borrower shall be required to issue a new Promissory Note to the new creditor in the event of occurrence of an assignment of rights and obligations or an assignment of all the rights hereunder.

(viii) Pursuant to the provisions of the Civil Code, Section 1279, the issuance, renewal or any other additional change of the Promissory Note, including its substitution and/or replacement with a similar Promissory Note, shall not constitute any novation of the obligations hereunder. The obligations thereunder shall not be terminated even when, due to any fault by the Bank, such Promissory Note is affected, which constitutes an agreement contrary to the provisions of Civil Code, Section 1233. Notwithstanding the foregoing, in case the Promissory Note is lost, misplaced, mutilated, or partially or totally destroyed, the Bank may request the Borrower by means of a notarized letter (attaching, for these purposes, an affidavit notifying about the loss, misplacement, mutilation or destruction of the Promissory Note) the issuance of a new Promissory Note, and the Borrower shall, within a maximum period of ten (10) Business Days from the delivery of the aforementioned notarized letter, issue and deliver the new Promissory note. In connection with the Promissory Notes that were mutilated or partially destroyed and are in the Bank’s possession, simultaneously with the delivery of the new Promissory Note, the Bank shall deliver to the Borrower the original Promissory Note that was mutilated or partially destroyed.

ARTICLE III

LOAN CONDITIONS

Section 3.01: Closing Conditions

This Agreement shall be executed upon compliance with the following conditions:

(a) Signature of the Agreement and the Commitment Letter in a form acceptable to the Bank.

(b) There shall have been no material changes in: i) any administrative or governmental laws or regulations; and/or ii) any domestic and/or international financial markets; and/or iii) the political and/or economic situation of Peru, in all such cases, which have caused or could reasonably result in a Material Adverse Effect.

(c) Credit approval of the Loan and the other Loan Documents by the pertinent internal committees of the Bank.

(d) The Bank shall have received from the Borrower any certificate of subsistence of powers of attorney of the representatives who shall sign the Loan Documents.

(e) The Bank shall have received legal opinions from the legal advisors of the Borrower and the Bank, which are satisfactory to the Bank.

(f) The Bank shall have received, duly signed by the Borrower’s representatives, the Affidavit forms attached hereto as Exhibit X.

(g) The Borrower shall have submitted to the Bank a copy of its last fiscal year-end closed audited financial statements and the close financial statements; and no Material Adverse Effect shall have occurred since the date of such statements.

(h) On the Closing Date, there is no event that could reasonably have a Material Adverse Effect.

The Parties expressly represent that the execution of this Agreement involves compliance with the conditions precedent to Closing Date to the satisfaction of the Bank.

Section 3.02: Conditions for the First Disbursement

This First Disbursement of the Loan shall be subject to compliance by the Borrower with any and all of the conditions precedent as set forth below:

(a) The occurrence of any relevant event that could reasonably result in a Material Adverse Effect shall have not been verified.

(b) There shall have been no material changes in: i) any administrative or governmental laws or regulations; and/or ii) any domestic and/or international financial markets; and/or iii) the political and/or economic situation of Peru, in all such cases, which have caused or could reasonably result in a Material Adverse Effect.

(c) There is no Event of Default.

(d) The Mortgage Agreement shall have been executed.

(e) The preliminary reservation of the registration card of the property subject the Mortgage Agreement as described in subsection A.I of Exhibit III hereof, which shall be free and clear of any lien and/or encumbrance (to the satisfaction of the Bank), shall have been made.

(f) The insurance policies of the property subject to the Mortgage Agreement as described in subsection A.I of Exhibit III hereof shall have been endorsed in favor of the Bank.

(g) The Promissory Note as mentioned in Section 2.12 hereof shall have been issued and delivered.

(h) The Borrower shall have delivered to the Bank a Disbursement Notice related to the First Disbursement signed by its general manager or authorized legal representative according to the form of Exhibit VII.

(i) The Bank shall have received a letter of instructions from the Borrower to make, for the First Disbursement, any payment of: a) Fees owed to the Bank; and b) fees previously agreed upon by the Parties, due and payable to the legal advisors and any other advisors, if applicable, in accordance with the terms of the Commitment Letter.

Upon compliance with conditions precedent as set out in this Section 3.02 for the First Disbursement, the Bank shall make the First Disbursement within a period of two (2) Business Days upon receipt of the Disbursement Notice.

Section 3.03: Conditions for the Second Disbursement

This Second Disbursement of the Loan shall be subject to compliance by the Borrower with any and all of the conditions precedent as set forth below:

(a) On the Second Disbursement, the conditions precedent as described in subsections (a), (b), (c), (h) and (i) of Section 3.02 above shall remain in force and/or shall have been verified in connection with the Second Disbursement, as applicable.

(b) The Borrower shall have granted, in standard terms, to the reasonable satisfaction of the Bank, any additional guarantees required in order that the Second Disbursement has the coverage as described in clause 5.01(k) hereof. In this respect, any such guarantees shall be subject to compliance with the conditions as set out in subsections (e) and (f) of Section 3.02 above, as appropriate.

Upon compliance with conditions precedent as set out in this Section 3.03 for the Second Disbursement, the Bank shall make the Second Disbursement within a period of two (2) Business Days upon receipt of the Disbursement Notice.

Section 3.04: Conditions applicable to both Disbursements

In the event of non-compliance with any of the conditions precedent during the Availability Period, the Bank, without any liability, shall be entitled to suspend and/or refuse the relevant Disbursement, and the Borrower may not submit any claim to the Bank. Notwithstanding the foregoing, if the Bank has any observation or objection related to the compliance with any condition precedent for the First Disbursement or the Second Disbursement, as the case may be, the Bank shall promptly notify the Borrower of such situation, in which case the Borrower shall have a cure period of three (3) Business Days.

The actual Disbursement of the First Disbursement and/or the Second Disbursement, as appropriate, shall involve compliance with the conditions precedent as described in Section 3.02 or Section 3.03 to the satisfaction of the Bank, as applicable.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01: Representations and Warranties

On the Closing Date and on the Disbursement Date, the Borrower represents and warrants to the Bank as follows:

(a) It is a corporation duly organized and existing in accordance with the laws of the Republic of Peru and it has all powers and authority required to carry out its business as now conducted, to hold and exercise any other rights in rem over its properties, and to comply with its rights and obligations hereunder.

(b) The execution of the Loan Documents and the performance of its obligations are within its corporate powers, have been duly authorized by the pertinent corporate bodies, and do not violate or infringe: (i) its bylaws; (ii) any law, order, regulation or any other legal rule applicable to the Borrower; any order, judgement, award, decisions of any court, arbitration tribunal or any other judicial or administrative body applicable to it and that has been communicated or notified to it; or, (iii) any agreement, instrument or any other undertaking to which the Borrower is a party or by whose terms and conditions the Borrower is bound, in such a manner that this could affect its ability to comply with its obligations hereunder.

(c) Each of the Loan Documents has been validly executed, and contains valid and legally binding obligations enforce and enforceable in accordance with their terms.

(d) No authorization or approval from, and no notice to, any Government Authority or third party is required for the proper execution and compliance by the Borrower of the Loan Documents.

(e) To the Borrower’s knowledge, there are no judicial, administrative or arbitral proceedings or orders, pending or threatened, that could reasonably be expected to have a Material Adverse Effect.

(f) The financial statements that have been delivered to the Bank are the last approved and fairly present in all material respects the financial condition and operating results of the Borrower, in accordance with generally accepted accounting principles applied on a consistent basis; and, since the date of such financial statements, there has been no material adverse change in such conditions or operations, which has or could reasonably have a Material Adverse Effect.

(g) To the Borrower’s knowledge, (i) the Borrower is not in violation of the provisions of any law, order, regulation, or any other rule applicable to the Borrower, (ii) nor are there any final court or out-of-court or administrative ruling and order against the Borrower; in both cases, which could reasonably have a Material Adverse Effect.

(h) To the Borrower’s knowledge, the Borrower is not in default of any material or contractual burden, duties, commitments or obligations, the default of which could reasonably result in a Material Adverse Effect.

(i) The Borrower has complied, in all its material respects, with its formal and material tax obligations, or has brought a claim against a computation of taxes or penalties that the Borrower considers inappropriate, and, in relation to such penalties, it has the adequate accounting provisions to such end.

(j) The Borrower has not committed any material event of default nor has it become aware of the occurrence of any event that permits the acceleration of the periods and the enforceability of its obligations under one or more agreements validly entered into with third parties, except for such defaults that, individually or in the aggregate, are not likely to result in a Material Adverse Effect.

(k) No information, report or exhibit delivered by the Borrower to the Bank in relation to the negotiation of the Agreement or in accordance with the terms and conditions hereof, contains, to the Borrower’s knowledge, falseness or inaccuracy in any material respect of facts, or omits any necessary and relevant information regarding the Borrower.

(l) The Loan proceeds shall be used according to the Permitted Allocation of Proceeds, and the Borrower has given and provided to the Bank all the information that to its Knowledge is related to any other contract, agreement or transaction, fact and/or circumstance linked to the Allocation of Proceeds that in any manner could result in a Material Adverse Effect.

(m) The Borrower is subject to the general legal framework, and does not have any type of immunity or special privilege in case of resorting to any courts.

(n) The Borrower has the necessary legal and regulatory authorizations material to the ordinary course of its business, except those the absence of which or the failure of which to have (individually or in the aggregate) are not likely to result in a Material Adverse Effect.

(o) The Borrower’s payment obligations under the Loan Documents rank and shall at all times rank pari passu with any other present or future secured obligation, save those obligations whose claims are preferred by laws of general application on security interest, asset restructuring, bankruptcy, insolvency, financial reorganization, liquidation or the like.

(p) The Borrower is not in breach with the laws regulating and protecting the environment applicable to the Borrower, except for those breaches that, individually or in the aggregate, are not likely to result in an Event of Default or a Material Adverse Effect.

(q) The Borrower understands and expressly agrees that no failure by the Bank in exercising any right and power hereunder, shall operate as a waiver or loss thereof, and thus the Bank may exercise any such right and power at any time.

(r) The Borrower and its Representatives have not been involved in or, to their knowledge, are they being investigated for the perpetration of acts of corruption and/or bribery, unlawful or improper practices with respect to any local or foreign authority, and have not given or made any payment, gift, promise of payment, advantage, personal benefit, either present or future, or otherwise contrary to the law to Public Officers so as to obtain permits, licenses, approvals, authorizations, rights or privileges that could result in a benefit to the Borrower.

(s) The Borrower and its Representatives, to their knowledge, are not being investigated nor have they perpetrated or are linked to the perpetration of crimes against the government (public administration), money laundering, illicit drug trafficking and/or financing of terrorism in Peru or abroad.

(t) The Borrower has not granted endorsements or guarantees in addition to those detailed in Exhibit XII.

(u) The Borrower does not maintain loans as a debtor with its shareholders or related companies.

(v) The Borrower has not instituted any bankruptcy and/or insolvency proceedings.

(w) There are no relevant agreements between the Borrower and its related parties, other than those recorded in the Borrower’s financial statements, in accordance with IFRS.

ARTICLE V

AFFIRMATIVE COVENANTS, NEGATIVE COVENANTS AND FINANCIAL OBLIGATIONS

Section 5.01: Affirmative Covenants

The Borrower specifically assumes towards the Bank, whilst any amount hereunder is unpaid, the following positive or affirmative covenants (unless otherwise expressly authorized in writing by the Bank, in which case the Bank shall notify the Borrower of its decision within a maximum period of five (5) Business Days from the receipt of the request of the Borrower, and shall not unreasonably deny or delay such request; after such period, the relevant request shall be deemed to have been denied):

(a) Provide the Bank with the following documentation:

(i) Annual financial statements audited within one hundred twenty (120) calendar days following the end of each fiscal year.

(ii) Quarterly financial statements within sixty (60) calendar days following March 31, June 30, September 30, and December 31 of each fiscal year during the term hereof.

(iii) The Compliance Certificate regarding the Affirmative Covenants and Negative Covenants and Financial Obligations in the form attached in Exhibit VI within the period of sixty (60) calendar days following June 30 and December 31 and each fiscal year during the term hereof.

(b) Notify the Bank within a period of no more than five (5) Business Days of occurrence of the following:

(i) Any action, proceeding, seizure, or precautionary measure with respect to any of its assets, or its future income flows, before any court or arbitration tribunal, or before any administrative or municipal entity, that results in a Material Adverse Effect.

(ii) If any bankruptcy proceeding has been instituted against the Borrower, or the Borrower has been advised that any bankruptcy proceeding is about to be instituted against the Borrower, or the Borrower has committed any act resulting in an application for insolvency before INDECOPI.

(iii) If any judicial, administrative or arbitral proceeding or order has been instituted against the Borrower, or, the Borrower has been advised of the initiation thereof, which may reasonably be expected to have a Material Adverse Effect on the Borrower.

(iv) Any event that could reasonably have a Material Adverse Effect.

(v) One or more Events of Default.

(vi) Any material changes in the Borrower’s accounting policies.

(c) Keep its accounting books and records in accordance with IFRS.

(d) Comply with all the obligations contained in the legal regulations in force and applicable to the Borrower, including those related to taxes, social security, labor and pension regime, the environment and in general any applicable legal provision, as well any requirements of Government Authorities, save those breaches that, individually or in the aggregate, are not likely to result in a Material Adverse Effect.

(e) Comply with the payment of all Tax in accordance with the Peruvian laws, concerning to the execution, registration or notarization of the Agreement, the other Loan Documents and any other document related to the Loan and those currently or subsequently established, save those breaches that, individually or in the aggregate, are not likely to result in a Material Adverse Effect.

(f) Maintain the obligations hereunder in similar hierarchical terms, privileges and rank, at least pari passu, with respect to any other present or future secured obligation incurred by the Borrower, save those obligations whose claims are preferred by laws of general application on security interest, asset restructuring, bankruptcy, insolvency, financial reorganization, liquidation or the like.

(g) Allow the Bank’s representatives to visit and inspect all operations and/or businesses, accounting books, corporate books, agreements, and tax records, copy extracts and discuss the business, assets, financial, legal or economic situation; the operating results or prospects with the Borrower’s officers a maximum of two (2) times a year, unless the Borrower is in Event of Default, at all times with prior coordination with the Borrower, to this end the Borrower shall give fifteen (15) days’ prior written notice to the Bank, including all the required information, without disrupting the ordinary course of the Borrower’s business, and the Bank undertakes to comply with the provisions established in the confidentiality clause hereof.

(h) Preserve and maintain: (i) its existence as an institution, including its corporate purpose and main business; and, (ii) any permit, concession, license, approval, registration, privilege required for the development of its business as now conducted, except those the absence of which or the failure of which to have (individually or in the aggregate) are not likely to result in a Material Adverse Effect; and, (iii) any material agreement required to maintain the continuity of substantial operations in the manner as now conducted, unless such agreements are replaced with other agreements that are substantially equivalent or superior.

(i) Maintain their assets in good condition, including those pledged, and carry out any repair and replacement of such assets as required, in accordance with the usual market practices; such assets shall be duly insured through insurance policies taken out with Insurance Companies with a first-class credit rating on the Closing Date.

(j) Register, within a period of sixty (60) calendar days from the date of the First Disbursement, the Mortgage Agreement, in accordance with Section 2.11 hereof, in the relevant Public Records Office, and such period may be automatically extended for up to thirty (30) calendar days for the purpose of correcting any possible observation that

Public Records Office may make, if applicable. The period mentioned in this paragraph, including its automatic extension, shall apply for the purpose of recording any additional guarantees, as the case may be; in this case, such period shall be computed from the payment date of the Second Disbursement.

(k) Maintain the minimum coverage ratio established for the Guarantees at 1.1.x at realizable value, according to the amounts actually disbursed hereunder.

(l) Update the appraisal of the property pledge in Guarantee on an annual basis.

(m) Use the proceeds according to the Permitted Allocation of Proceeds.

(n) Cause MARINASOL S.A. (for so long as it remains an Affiliate of CAMPOSOL on the date of the Bank’s request) and CAMPOSOL COLOMBIA S.A. to become joint and several guarantors with respect to the Borrower to its obligations hereunder, for which such corporations shall execute a guarantee according to Exhibit XIII and Exhibit XIV respectively, within a period of thirty (30) Business Days after having been required to do so in writing by the Bank.

Section 5.02: Negative Covenants

The Borrower specifically assumes towards the Bank, while any amount owed to the Bank hereunder is unpaid, the following negative covenants (unless otherwise expressly authorized in writing by the Bank, in which case the Bank shall notify the Borrower of its decision within a maximum period of five (5) Business Days from the receipt of the request of the Borrower, and shall not unreasonably deny or delay such request; after such period, the relevant request shall be deemed to have been denied):

(a) The Borrower may not agree to the direct or indirect distribution of profits other than those that are mandatory pursuant to the applicable law, buy its own stock, reduce its capital stock (except the Corporate Reorganization), make delivery of movable or immovable property, money, rights, obligations, negotiable securities, and others by way of interest in the capital stock of the company, or pay subordinated loans or loans from shareholders and/or Affiliates during the Grace Period or when it has been in Event of Default and while it subsists.

For such purposes, any distribution of dividends made within the limits as established in the Business Corporations Act, Section 231 and solely in favor of those shareholders that are not part of the economic group of the Borrower, shall not be within the restriction as stated in the preceding paragraph of this section.

(b) Not to dispose under any form of assets representing an amount greater than twenty percent (20%) of the Borrower’s consolidated net assets.

(c) Not to make any significant change in the main business and/or altering the nature of the main business.

(d) Not to subordinate the Loan to other obligations that the Borrower may have towards third parties, or to any other obligation that it assumes after the termination of the Agreement.

(e) Not to transfer or assign the Loan, its rights and obligations hereunder, or any of the rights and/or obligations related to it.

(f) Not to merge, spin-off, consolidate, acquire other businesses, or carry out any type of reorganization authorized by the law, regardless of its activity, except for (i) the Corporate Reorganization; and/or, (ii) to the extent that it does not involve a Change of Control.

(g) Not to pay its directors, and/or management staff, fees and remuneration or other benefits that are not in accordance with the applicable legal provisions, or that differ substantially from the practices consistently used by the Borrower in the past or for a total amount greater than USD 14,000,000 (Fourteen Million U.S. Dollars) or its equivalent in local currency.

(h) Not to make new capital expenditures outside the ordinary course of business, when this (i) could result in a Material Adverse Effect; (ii) when it has been in Event of Default while it subsists or (iii) may cause the Debt Ratio to exceed 3.50x, unless (a) it is permitted by the terms hereof; or (b) the Borrower has the prior written authorization of the Bank.

(i) Not to make any significant changes in its accounting policies and practices, except as required by IFRS or abroad.

(j) Not to enter into agreements of any nature whatsoever with its Subsidiaries or Affiliates, except at market values.

(k) Not to be involved in acts of corruption, bribery or unlawful or improper acts or practices with respect to any local or foreign Government Authority. Not to give or make any payment, gift, promise of payment, advantage, personal benefit, either present or future, or otherwise contrary to the law to Public Officers so as to obtain consents, permits, licenses, approvals, authorizations or rights or privileges that could result in a benefit to the Borrower.

(l) Cause its Representatives not to be involved in acts of corruption, bribery or unlawful or improper acts or practices with respect to any local or foreign Government Authority, for the benefit of the Borrower, its Subsidiaries or Affiliates.

(m) Not to perpetrate, and not to be linked to the perpetration of, crimes against the government (public administration), money laundering, illicit drug trafficking and/or financing of terrorism in Peru and abroad.

(n) Not to engage in hedging transactions outside the ordinary course of business and for speculative purposes.

(o) Not to make prepayments of other obligations of the Borrower (i) while an Event of Default has occurred or is occurring, unless such prepayment cures or is a means of curing such Event of Default; or, (ii) such prepayment could result in such Event of Default.

Section 5.03: Financial Obligations

The Borrower specifically assumes towards the Bank, while any amount owed to the Bank under this Agreement and/or Loan Documents is unpaid, the following financial obligations:

1.	Debt Ratio less than or equal to 3.50x during the term hereof.

2.	Debt Service Coverage Ratio greater than or equal to 1.25x.

For the purposes of calculating these Financial Obligations, the following must be taken into consideration:

Debt Ratio: defined as Total Debt over EBITDA.

Debt Service Coverage Ratio: defined as EBITDA over Debt Service, measured as current part of long-term debt plus Financial Expenses.

Compliance with the aforementioned Financial Obligations shall be verified by the Bank in each semester ended June 30 and December 31. For the purposes of calculating Financial Obligations, the figures from the Borrower’s individual Profit and Loss Statement for the last two semesters prior to the closing date of each semester, including figures from the individual Balance Sheet as of such date, shall be considered.

ARTICLE VI

DEFAULT

Section 6.01: Events of Default

Any of the following events shall constitute an Event of Default of this Agreement and/or the Loan Documents:

(a) If on the Payment Dates, the Borrower fails to pay, in full or in part, any of the Installments or any other amount under this Agreement and/or the Loan Documents other than the Installments, including, but not limited to, Fees, expenses and taxes, no notice shall be required to be served, in accordance with the provisions of the Civil Code, Section 1333. Thus, in the event of such a failure by the Borrower, the Borrower shall be deemed to be automatically in default.

In case of a payment obligation other than the payment of the principal or interest under the Loan Documents, an Event of Default shall be deemed to have occurred if it is not cured within the period of three (3) Business Days after having been required to do so by the Bank.

(b) Any falseness or inaccuracy in material respects in any of the Representations and Warranties made by the Borrower in any of the Loan Documents.

(c) When any of the Loan Documents is terminated and/or declared null and/or void and/or invalid and/or ineffective by any relevant authority.

For the specific case of the Guarantees, in case such Guarantees are declared null or void or invalid or ineffective, unless they are replaced with another guarantee of similar coverage to the satisfaction of the Bank within a period of no more than ten (10) Business Days following such declaration.

(d) The Borrower uses any funds from this financing for a purpose other than the Allocation of Proceeds.

(e) Specific Defaults: Failure by the Borrower to comply with any of the Affirmative Covenants as detailed in subsections “A,” “B,” “D,” “E,” “G,” and “L” of Section 5.01; and provided such default is not remedied within a period of twenty (20) Business Days from the notice of said default.

(f) Failure by the Borrower to comply with any of the Negative Covenants as detailed in Section 5.02 and the Negative Covenants as detailed in Section 5.01 that are not contained in the subsections above.

(g) Failure to comply with any of the obligations under any other material contract, covenant and/or agreement entered into by and between the Borrower and third parties for an amount greater than USD 15,000,000 (Fifteen Million U.S. Dollars), and provided such default results in the acceleration or termination of the relevant material contract, covenant and/or agreement.

(h) Failure by the Borrower to comply with any of the obligations assumed with the Bank and/or its Affiliates under any other agreement executed other than the Agreement and/or the Loan Documents or existing transaction during the term hereof, without such default having been remedied within a maximum period of three (3) Business Days after having been required to do by the Bank.

(i) Any bankruptcy proceeding has been instituted against the Borrower, and this proceeding remains in effect within a period of thirty (30) Business Days following notice thereof to the Borrower. This section includes any proceeding seeking to adjudicate the Borrower as insolvent or bankrupt, or seeking its liquidation, division, reorganization; or seeking the appointment of an external receiver or otherwise with respect to the Borrower; or if the Borrower acknowledges in writing its inability to pay its debts or voluntarily institutes any bankruptcy proceeding before the relevant authority;

(j) If the assets, business or activities of the Borrower, whether in whole or in substantial portion, are expropriated, nationalized, seized, intervened or any other action or event derived from government decisions; or any measure removing the management of the Borrower or limiting its authority in the conduct of its business is taken, unless the Borrower makes use of the power as set out in Section 2.08.

(k) If the Borrower fails to comply with the enforcement of any court, arbitral or administrative ruling, after exhausting any relevant challenge remedies and that, individually or in the aggregate, amount to a sum greater than USD 15,000,000 (Fifteen Million U.S. Dollars) without such breach having been cured within a maximum period of sixty (60) calendar days.

(l) If the Borrower and/or its shareholders agree to dissolve the Company.

(m) If the Borrower fails to make the mandatory prepayment, if applicable, in accordance with Sections 2.08 or 7.11.

(n) If any law, regulation, statute or any rule prohibiting or limiting the Borrower’s ability to comply with its obligations hereunder is enacted, unless the Borrower makes use of the power as set out in Section 2.08.

Section 6.02: Consequence of an Event of Default

In the event of occurrence of any one of the Events of Default described in the preceding section, the Bank may, by operation of law, declare this Agreement terminated, in accordance with the provisions of the Civil Code, Section 1430, by means of a written notarized letter submitted to the Borrower, and/or accelerate this Loan, attaching thereto the settlement of the debit balance as referred to in the General Law, Section 132, subsection 7, without any further notice or formality whatsoever, and to this end the periods shall be deemed to be expired and the immediate payment of any due amounts shall be required; in which case the Bank shall be entitled to execute and/or sue in court for payment of the total due amounts, including the Promissory Note and the Guarantee.

Any delay on the part of the Bank in exercising this right shall not operate, in any case, as a waiver thereof.

In case of occurrence of the event as specified in the first paragraph of this section and provided the Bank does not collect the total amounts owed by the Borrower, including the payment of penalties, fees, expenses, professional fees, court costs and attorney’s fees, collection costs, accrued or to be accrued, any compensatory and default interest shall be applicable to the aforementioned debt at the rates as established herein.

Additionally, upon the occurrence of any Event of Default and until it is cured or the Agreement is terminated, the Bank shall apply the Interest for Events of Default, if applicable, as provided for in Section 2.07.

The termination of this Agreement in no way affects the Guarantees granted in favor of the Bank, which shall remain in full force and effect until the full payment of the obligations owed by the Borrower.

ARTICLE VII

MISCELLANEOUS

Section 7.01: Amendments

No amendment or modification of any obligation related to the Loan Documents, nor any consent for the excuse of the Borrower’s compliance with any obligation, may under any circumstances be effective unless such amendment or modification is executed by the Parties. The Bank may grant waivers or consents, in which case it shall suffice for such purpose that said waivers or consents are granted in writing by the Bank, without the Borrower’s signature being required.

The non-exercise of or delay by the Bank in exercising any right, power or remedy under the Loan Documents may not be construed as a waiver thereof, nor may any single or partial exercise of such right, power or remedy be deemed to be as a waiver of the exercise of any other right, power or remedy. Remedies herein provided are cumulative and not exclusive of any other remedy provided by law.

Section 7.02: Notices

Any notice, request, demand, consent, designation, address, instruction, certificate or any other communication given hereunder, shall be in writing and personally delivered or sent by facsimile (with written confirmation of receipt, which can be made by facsimile) or by e-mail (with confirmation of receipt) to the persons designated in Exhibit VIII hereof, at the addresses and fax numbers as specified therein.

Any change in the aforementioned information shall be notified in writing to the other Party ten (10) calendar days in advance; failure to comply with such requirement shall cause any such change not have any legal effect.

Any notification delivered by:

(a) Personal delivery or delivery service, with proof of delivery, shall be deemed to have been given on the date of receipt thereof;

(b) By facsimile, it shall be deemed to have been given on the date of receipt thereof, provided such facsimile is sent before 6:00 p.m. local time on a Business Day at the receiving location, or if shipped after 6:00 p.m. local time or on a day other that a Business Day, such facsimile shall be deemed to have given on the next succeeding Business Day.

(c) By email, it shall be deemed to have been received with the acknowledgment of receipt.

Section 7.03: Delay in Notices

The Parties expressly agree that the Bank shall not be held liable for any damages caused or to be caused as a result of the delay in responding to any request, query or requirement made by the Borrower or any third party, as provided for in the terms hereof, except fraud or gross negligence; however, the Bank shall do its best effort to respond thereto in a timely manner.

Section 7.04: Costs and Expenses

Except as otherwise provided in this Agreement, all payments under the Loan Documents, including the execution of the notarially recorded instrument arising herefrom, the execution of the notarially recorded instrument arising from the other Loan Documents and any other cost or expense to be incurred under the Loan Documents, shall be borne by the Borrower.

Section 7.05: Applicable Law

(a) For any matter not provided for herein, this Agreement shall be governed by the applicable laws of the Republic of Peru.

(b) Likewise, any reference to a specific law or regulation herein shall be deemed to refer to the applicable laws of the Republic of Peru.

Section 7.06: Assignment of Rights

The Borrower expressly agrees and acknowledges in advance that the Bank may assign, in full or in part, in favor of other institutions of the financial system with a bank rating of “A” or another equivalent rating, whether Peruvian or foreign, its rights and obligations under the Agreement and other Loan Documents, including any rights arising therefrom. The Borrower shall not be responsible for any costs incurred in formalizing the assignment subject matter of this section, nor shall it bear any amount corresponding to Taxes arising from such assignment to the extent that on the date on which the Assignment of Rights or assignment of rights and obligations takes place, an Event of Default has not occurred. The assignment taking place may take the form of an assignment of rights and obligations (in which case the Bank shall assign all its rights and obligations under this Agreement to a single assignee) or of the Assignment of Rights. The Parties hereby agree that the Assignment of Rights only implies the transfer of collection rights on monetary obligations, without any of the other obligations being enforceable against the Borrower by a person other than the Bank (including, but not limited to, Financial Obligations, Affirmative Covenants and Negative Covenants (including the obligation to pay the Loan Installments, which may only be enforceable by the Bank, on its own behalf and on behalf of all the Assignees, acting as administrative agent, as set forth in the paragraphs below)).

For such purposes, the Parties agree that the Assignment of Rights shall be effective from the date on which a Notice of Assignment is served on the Borrower; and that, as from such date, the Borrower shall pay all the items to be borne by the Borrower hereunder, for an amount equal to the percentage thereof, which are the subject to the pertinent Assignment of Rights (which shall be detailed in the relevant notice), by transfer to the respective Assignment Account.

The Parties further agree that, in the event the Bank makes one or more Assignments of Rights and, therefore, there are one or more assignees, all the rights of such assignees in accordance with this Agreement shall be exercised collectively through the Bank as administrative agent. In particular, by way of example, none of the assignees, acting individually, may individually take decisions that are binding or are legally binding on the Borrower, or serve notices on it, or exercise collection actions, or declare the existence of Events of Default or the cure thereof, or grant or extend any periods, or grant remedies. In this respect, unless consent is given in writing by the Borrower, the Bank shall act, in the name, place and stead of all the other assignees, and therefore shall be entitled to individually exercise any and all of the rights and powers of such assignees, without any error, dispute or disagreement between the Bank and such assignees being possibly enforceable against the Borrower, and thus the Borrower shall be entitled to act based on the notices, acts and/or any other documents provided by the Bank, without liability whatsoever. Likewise, it is expressly agreed that any notice, act or document provided to the Bank shall be binding and cause all the effects as provided for herein with respect to all the other assignees, without any exception or limitation whatsoever.

Section 7.07: [Intentionally Omitted]

[Intentionally Omitted]

Section 7.08: Severability

The Parties hereby represent that the articles hereof are separable and that the nullity of one or more of them shall not affect any other articles provided the spirit and intention of the Agreement subsist. In the event that any of the articles hereof is held null and void, the Parties shall do all reasonable effort to prepare and implement a legally valid solution that achieves the closest result to that sought to be obtained with the section or article deemed null and void.

Section 7.09: Waiver or Delay in exercising Rights

If either Party at any time fails to require the other Party to comply with any provision under this Agreement and/or the Loan Documents or to cure any partial, late or defective compliance with any such obligation shall not be construed as a waiver, explicit or implicit, of any future due compliance or relevant cure, before the non-compliance is cured and/or the cure has occurred or, at a future time, in the event that the non-compliance or partial, late or defective compliance shall occur or shall occur again, or the waiver, explicit or implicit, of the due compliance or its cure, in case of partial, late or defective compliance with any other obligation under this Agreement and/or the Loan Documents.

Section 7.10: Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to its purpose and superseded all prior agreements, whether written or oral, that may exist between them, except as otherwise expressly provided herein.

Section 7.11: Cost Increase Clause

If due to any change in the existing laws applicable to the Agreement and/or the Loan Documents on the Closing Date, legal requirement or the interpretation, or application thereof, or the Bank’s compliance with any guideline, request or order (having force of law or not) by any central bank or similar local or foreign entity or any other Government Authority, as the case may be, issued after the Closing Date:

i. Any reserve, special deposit or similar requirement against assets held by, deposits with or other liabilities for the account of, disbursements, loans or other credits extended, or any other acquisition of funds, made by any office of the Bank that has not been included in the determination of the Interest Rate, is imposed, modified or deemed applicable; or,

ii. Any other condition directly linked to any advance payment made hereunder or the obtaining of funds for it is imposed on the Bank; the Bank’s funding rate increases and the result of any of the circumstances described above (ii.a) increases the Bank’s cost, in an amount that the Bank deems material to make or maintain the Loan; or (ii.b.) reduces any amount receivable hereunder set on the Closing Date;

Then:

(a) The Bank shall notify the Borrower in writing of any of the events described above, detailing the amounts and/or additional charges generated as a result of the imposition described in clauses (i) and (ii) above, for the Parties to reach an agreement.

(b) In the event that thirty (30) calendar days have elapsed from the receipt of the aforementioned notice without the Borrower having replied to the Bank’s notice, the Bank may request the prepayment of the Loan balance within thirty (30) calendar days following the submission of such request, in which case no penalty or prepayment fee shall apply.

Section 7.12: Confidentiality

The Bank, the Borrower and any third parties to this Agreement, including the personnel and officers of each of them, are prevented from disclosing any information related to any of the Parties that had not been disclosed to the public and that had been exclusively provided to them for the execution of this Agreement without the prior written consent of the Borrower or the Bank, unless (i) they are their directors, officers, employees, agents, third-party legal advisors and counselors, or others directly involved in the transaction (provided the pertinent Party agrees to cause such persons to comply with the confidentiality obligations hereunder), or (ii) they are possible participants or assignees of the transaction and, in such case, such advisors or possible participants shall be advised of the confidential nature of that information, or (iii) they are required to disclose such information by a Government Authority in accordance with the applicable laws or is required to disclose such information in compliance with the rules of the securities market.

Notwithstanding the foregoing, the Parties hereby agree that they may publicize the execution of the Loan through non-mass media, according to terms defined by mutual agreement. Furthermore, in case the Lenders wish to publicize the execution of the Loan through mass media, they must have the prior consent of the Borrower, which shall not be unreasonably withheld or delayed.

Section 7.13: Indemnity

The Borrower undertakes to indemnify and hold the Bank and its relevant officers, directors, representatives, advisors, employees, and agents (each one of them, an “Indemnified Person”) harmless from and against any damages, claims, losses, liabilities, debts and expenses (including attorney’s fees and expenses) incurred by any of them as a result of, arising from, or related to the Loan Documents, except in the case of losses, claims, damages, debts and expenses arising out of fraud or gross negligence attributable to a Indemnified Person, where this is determined in a final and conclusive decision issued by a relevant court. Any indirect, speculative, moral damages, loss of profit or the like are excluded from this obligation.

Should any Indemnified Person be involved in any court or administrative action, proceeding or investigation arising from the activities carried out as set forth herein, the Borrower shall reimburse such Indemnified Person for any attorney’s fees and/or other costs that have been incurred in the defense of such Indemnified Persons against such actions, proceedings or investigations, except that such action, proceeding or investigation is the result of inexcusable fault or negligence of the Indemnified Person, duly determined in a final and conclusive decision by a relevant court.

Section 7.14: Dispute Settlement

(a) Except for the provisions of subsections (B) and (C), any dispute, difference, litigation or claim that may arise between the Parties with respect to the interpretation, execution, termination, effectiveness, nullity, voidability or validity of the Agreement, which cannot be settled by mutual agreement, shall be submitted to de jure arbitration.

There shall be three arbitrators. The Bank shall appoint one arbitrator and the Borrower shall appoint another arbitrator. If one of the Parties is composed of several entities, then the arbitrator shall be appointed collectively by all said members. The first arbitrator shall be appointed through the request for arbitration and the second arbitrator shall be appointed within a period of fifteen (15) calendar days upon receipt of the request from the requesting party. The two arbitrators thus appointed shall appoint the third arbitrator, who shall preside over the arbitration tribunal. If the requested party fails to appoint its arbitrator within fifteen (15) calendar days upon receipt of the request from the requesting person or if within a period of fifteen (15) calendar days from the appointment of the last arbitrator, the two arbitrators fail to reach an agreement on the appointment of the third arbitrator, the appointment of any such arbitrator shall be made, upon the request of either party, by the National and International Settlement and Arbitration Center of the Lima Chamber of Commerce (“CCL”).

In the event that, for any reason, a substitute arbitrator shall be appointed, they shall be appointed according to the same procedure indicated in this section for the appointment of the arbitrator being replaced.

The rules applicable to arbitration shall be those of the CCL Arbitration Rules, and the language of the arbitration will be Spanish.

The place of arbitration shall be the city of Lima, as determined by the arbitration tribunal.

The arbitration tribunal shall have a period of ninety (90) Business Days from its constitution to render the relevant arbitration award, which shall be final. Likewise, the Arbitration tribunal may be in charge of accurately determining the dispute, and granting an extension if needed to render the award.

In the event that any of the Parties files an appeal for annulment against the arbitration award, the Parties must grant a single joint and several, irrevocable and automatically enforceable bank letter of guarantee issued by a top-tier bank, in favor of the Bank or the Borrower, as appropriate, (i) for the amount of the then outstanding obligations, so as to ensure faithful compliance with the award; (ii) in the event that the arbitration award simultaneously grants pecuniary and non-pecuniary claims, the letter of guarantee must be for the latter in the amount of USD 500,000 (Five Hundred Thousand U.S. dollars) that shall serve as a guarantee for the faithful compliance with the award. This requirement shall be enforceable even in cases where the judgment (in whole or in part) is declarative, not assessable in money or requires an assessment for which other procedures or steps other than the simple mathematical calculation must be followed.

The letter of guarantee shall be granted and delivered to the other Party prior to the filing of the appeal for annulment and shall be valid for no less than one (1) year, and the guaranteed party shall be required to renew it in case the appeal for annulment has not been concluded in the original period thereof.

This letter of guarantee shall be returned to the Party filing the appeal for annulment only if such appeal for annulment is declared founded by means of a final and binding court order. Otherwise, the letter of guarantee shall be enforced and applied as a penalty by the Bank or the Borrower, as the case may be.

The expenses incurred by the arbitration shall be borne by the Parties in the portion as indicated in the award, and may be borne by a single Party, at the discretion of the Arbitration tribunal.

(b) The enforcement of the Guarantees shall be carried out in accordance with the provisions of the agreement or the agreements where the establishment of each of them is recorded.

(c) The enforcement of the Promissory Notes or other securities issued as provided for herein, is subject to the jurisdiction of the judges and courts of the Judicial District of Lima-Cercado, and the Parties hereby waive the jurisdiction to which they might be entitled by their domiciles.

Mr. Notary Public:

You are hereby requested, in your capacity as Notary Public, to insert the other clauses required by law, including the documents as specified throughout the Agreement and copy of the document evidencing the granting of the powers of attorney of the Borrower’s representatives for approval and execution of this Agreement.

Lima, November 11, 2019

[Signature page in the following pages]

Signature page of the Long-Term Loan Agreement dated November 11, 2019 entered into by and between BANCO BBVA PERÚ, as the lender, and CAMPOSOL S.A., as the borrower.

By BANCO BBVA PERÚ: Frank Erick BABARCZY RODRÍGUEZ

By BANCO BBVA PERÚ: Javier Alberto BALBÍN BUCKLEY

By BANCO CAMPOSOL S.A.: Andrés Daniel COLICHÓN SAS

By BANCO CAMPOSOL S.A.: Milagritos Tatiana OLIVERO GROPPO

This Preliminary Agreement is authorized by Martín ARAMBURU VIVAS, as Attorney-at-law registered in Lima Bar Association under No. 72987.

EXHIBIT I

LOAN DATA

1.	Loan amount: Up to USD 20,000,000.00 (Twenty Million U.S. Dollars)

2.	Currency: U.S. Dollars

3.	First disbursement amount: USD 11,000,000.00 (Eleven Million U.S. Dollars)

4.	Second disbursement amount: USD 9,000,000.00 (Nine Million U.S. Dollars)

5.	Loan term: Six (6) years counted as from the closing date

6.	Compensatory interest rate: an annual percentage rate in U.S. Dollars equal to a variable LIBOR + 3.20%

7.	Default interest rate: 2.00% annual percentage rate

8.	Grace period: Two (2) years counted as from the closing date

9.	Interest period: Every three (3) months counted as from the disbursement date

10.

Number of amortizations: Fifteen (15) equal, consecutive, quarterly amortizations of the principal for 70% of the amount and one (1) balloon amortization for the remaining 30% payable in the final installment. If the second disbursement is made, all the above-mentioned amortization dates must be the same for both disbursements in every case.

11.	Destination of the funds: Restructure financial liabilities and other corporate uses.

12.	Disbursement opportunities and conditions: Two (2) disbursements, being the relevant disbursement notices sent to the Bank, always during the availability period.

13.	Availability period: As from the closing date to November 19th, 2019.

EXHIBIT II

FEES AND EXPENSES

1.	Structuring fee: 1.00% of the amount effectively disbursed under the loan payable on each disbursement date, as appropriate.

EXHIBIT III

GUARANTEES

A.	Mortgage Agreement

A mortgage was established on the following real property:

I.

Real Property Description: Rural location of the real property: Nuevo San Vicente de Huangalá, Property Unit with RR.CC. 27771, Area: 560,8291 hectares, District and Province of Sullana, Department of Piura.

1.1	Filing Card: The real property is registered in Filing Card 04013278 (formerly, Card 017706) of the Land Register of the Sullana Registration Office, Registration Area I – Piura Office.

1.2	Owners: CAMPOSOL S.A.

1.3	Liens and Encumbrances: The real property is free and clear of liens and encumbrances.

1.4	Others:

•

Complementary works: The real property has a premixture warehouse, hazardous waste warehouse, hazardous material warehouse, equipment warehouse, pre-packing area, warehouse, three (3) electrical rooms for each reservoir, pumping station, power station, workshops, three (3) filter lines (for each reservoir), areas for medical unit offices, agricultural service office and toilets, human resources office, breast pumping room, mantle offices, production, toilets especially for the superintendent and manager, irrigation office, kitchen, dining room, meeting room, toilet, sampling area, safety equipment warehouse, a housing (kitchenette, two (2) rooms, two (2) rooms with toilets), women’s and men’s toilets area, safety equipment warehouse, premixture warehouse, two (2) checkpoints and scale room.

•	Irrigation system

•	Pipe rack

II.	Factory

In accordance with the filing card of the real property, the real estate is composed of a property unit under RR.CC. 27771, with a total area of 560,8291 hectares.

B. Additional Guarantees

Additionally, the Borrower shall create additional guarantees during the availability period, under standard terms, to the reasonable satisfaction of the Bank with the aim of granting to the second disbursement the coverage described in Clause 5.01(k) of the Agreement.

EXHIBIT IV

PROMISSORY NOTE

Amount: USD

Maturity date:

CAMPOSOL S.A. (the “Debtor”), holder of Tax ID Number (RUC) 20340584237, a company duly recorded on Electronic Card 11009728 of the Registry of Companies in and for Lima and Callao, Lima Office, with principal place of business for the purposes hereof at Av. El Derby 250, Piso 4, Urb. El Derby de Monterrico, District of Santiago de Surco, Province and Department of Lima, Peru, acting by and through Andrés Daniel COLICHÓN SAS, holder of National Identity Card (DNI) 07866431, and Milagritos Tatiana OLIVERO GROPPO, holder of National Identity Card (DNI) 09533596, as per powers of attorney granted by means of Shareholders’ Meeting held on September 30, 2019, owes and hereby undertakes to unconditionally pay, in accordance with the provisions provided for in this promissory note (the “Promissory Note”) on the maturity date indicated herein, in readily available funds and in the same currency, to the order of BANCO BBVA PERU (the “Bank”) or to whom the Bank has transferred this Promissory Note, by making a deposit in checking account 0011-0378-01-00012916 in U.S. Dollars opened in the Bank, another account designated by the Bank, by a debit from any of the Debtor’s account held in the bank, or at any institution where this Promissory Note may be cashed, the amount of USD                      (                     U.S. Dollars), plus relevant compensatory and default interests and any other amount due and payable according to this Promissory Note and the Loan Agreement (as defined herein).

The aforesaid amount is owed by the Debtor to the Bank on account of obligations under the Long-Term Loan Agreement entered into by and between the Debtor and the Bank on [●] [●], 2019 (the “Loan Agreement”), and the Promissory Note shall be filled in pursuant to the instructions contained in Section 2.12 of the Loan Agreement.

The Debtor unconditionally undertakes to pay, from the maturity date hereof to the date on which the payment is fully completed, compensatory interests at an annual percentage rate equal to LIBOR plus 3.20%, calculated on a three hundred sixty (360) day year basis. Likewise, the Debtor undertakes to pay default interests, in addition to the aforementioned compensatory interests, starting from the maturity date of this Promissory Note until the date of final payment, at an annual percentage rate equal to LIBOR plus 2%. This default interest shall be automatically applied without prior demand or request by the Bank.

Any and all payments required hereunder must be made free and clear of any deduction of present or future taxes, except in the case provided for in Section 7.06 of the Loan Agreement (related to an assignment of rights or contract involving greater taxes). Should the Debtor be legally required to carry out any withholding or deduction, the Debtor shall pay additional amounts as may be necessary to ensure that the net amount received by the Bank be equal to that it would have received if such withholdings or deduction wouldn’t have been carried out, or the Debtor shall bear the payment of such taxes and pay the applicable amounts directly to the Tax Administration Service when they fall due and payable so that the net amount received by the Bank be equal to that it would have received if the Debtor wouldn’t have been legally required to carry out such withholdings or deductions. The Debtor also undertakes to pay any and all fees and expenses determined and notified by the Bank. Moreover, it is hereby established that the obligations contained herein shall not be extinguished, even if this Promissory Note is affected by the fault of the Bank, thereby this Promissory Note becomes an agreement contrary to the provisions set forth in Section 1233 of the Civil Code. In application of the provisions set forth in Section 49 of Law 27287 (the “Securities Act”), the Debtor expressly authorizes the Bank to extend the maturity date of the Promissory Note, without the need for the Debtor to expressly execute it. It shall suffice that any extensions be recorded on this document without being necessary for the Debtor to sign it again to be fully valid. The amount of this Promissory Note and/or relevant compensatory interest and/or default interest, as well as any other amount due hereunder must be paid by the Debtor in the same currency in which the amount of this Promissory Note is established.

The Debtor unconditionally undertakes to pay to the Bank any and all collection expenses, notarial fees, as well as any other expenses, fees, court costs and attorney’s fees, out-of-court costs, taxes and any other applicable item (including attorney’s and advisor’s fees) and/or any other amount owed to the Bank in connection herewith. Furthermore, the Debtor undertakes to pay the compensatory and default interest rate agreed herein on said expenses, from the day following the maturity date until the full payment of the amount determined by the Bank.

In accordance with Section 52 of the Securities Act, this Promissory Note does not need to be protested. Nevertheless, the holder is hereby authorized to protest it on non-payment grounds if deemed convenient, in which case the Debtor shall bear the costs of such notarial procedure or relevant substitute formality. Protest may be made by serving a notice to the Debtor’s domicile which is specified herein. This Promissory Note is subject to the provisions of the Securities Act and other regulations and laws applicable in the Republic of Peru. Any reference herein to the Bank shall be understood to be made to any holder thereof, whether the Promissory Note is acquired through endorsement or any other legal means. By means of this act, the Debtor declares that it has received a copy of this Promissory Note to its full and entire satisfaction. The Debtor is expressly subject to the jurisdiction and competence of the judges and courts of the Judicial District of Cercado de Lima, and waives the legal jurisdiction of its domicile. The Debtor indicate as its domicile for the purpose hereof that specified in the introductory part hereof.

This Promissory Note consists of two (2) pages, which make up a single instrument.

Lima, [●] [●], [    ].

CAMPOSOL S.A.

Tax ID Number (RUC) 20340584237

Principal place of business: Av. El Derby 250, Piso 4, Urb. El Derby de Monterrico, District of Santiago de Surco, Province and Department of Lima.

Andrés Daniel Colichón Sas

National Identity Card (DNI) 07866431

Milagritos Tatiana OLIVERO GROPPO

National Identity Card (DNI) 09533596

EXHIBIT V

PAYMENT SCHEDULE

The Parties agree that this Payment Schedule is for reference purposes only and may be replaced and/or amended by the Bank on justified grounds, taking into account the provisions set forth in the agreement and other loan documents, with prior authorization in writing of the Borrower.

In this regard, it is expressly established that, for the purposes of the above-mentioned amendment, it shall suffice that the Bank notifies the Borrower in writing on the replacement of this Payment Schedule, attaching thereto a copy of the Substitute Schedule.

Without prejudice to the foregoing, the Schedule Payment must be amended so that it reflects the second disbursement, if applicable, within three (3) business days after such disbursement.

Amount in Thousands of U.S. Dollars
	First Disbursement	Initial Balance	Final Balance	Amortization Percentage	Amortization	Referential Interest (LIBOR + 3.20% every three (3) months)	Debt Service
Installment 1	11,000	—	11,000		—	270	270
Installment 2		11,000	11,000		—	270	270
Installment 3		11,000	11,000		—	270	270
Installment 4		11,000	11,000		—	270	270
Installment 5		11,000	11,000		—	270	270
Installment 6		11,000	11,000		—	270	270
Installment 7		11,000	11,000		—	270	270
Installment 8		11,000	11,000		—	270	270
Installment 9		11,000	10,487	4.67%	513	270	783
Installment 10		10,487	9,973	4.67%	513	257	771
Installment 11		9,973	9,460	4.67%	513	245	758
Installment 12		9,460	8,947	4.67%	513	232	746
Installment 13		8,947	8,433	4.67%	513	220	733
Installment 14		8,433	7,920	4.67%	513	207	720
Installment 15		7,920	7,407	4.67%	513	194	708
Installment 16		7,407	6,893	4.67%	513	182	695
Installment 17		6,893	6,380	4.67%	513	169	683
Installment 18		6,380	5,867	4.67%	513	157	670
Installment 19		5,867	5,353	4.67%	513	144	657
Installment 20		5,353	4,840	4.67%	513	131	645
Installment 21		4,840	4,327	4.67%	513	119	632
Installment 22		4,327	3,813	4.67%	513	106	620
Installment 23		3,813	3,300	4.67%	513	94	607
Installment 24		3,300	—	30.00%	3,300	81	3,381

				100%	11,000	4,968	15,968

EXHIBIT VI

PERFORMANCE BOND

                    , holder of Tax ID Number (RUC)                 , with principal place of business at                     , acting by and through its General Manager, Mr.                     , holder of National Identity Card (DNI)                     , as per power of attorney recorded on Entry      of Electronic Card              of the Registry of Companies in and for Lima, hereby issues this Performance Bond in favor of:

BANCO BBVA PERÚ (“Bank”), holder of Tax ID Number (RUC) 20100130204, with principal place of business at Avenida República de Panamá 3055, District of San Isidro, Province and Department of Lima, in order to ensure (under a sworn statement), as of the date of issue of this document, the full performance of the following obligations contained in the Long-Term Loan Agreement entered into by and between the Debtor and the Bank on                      (“Loan Agreement”):

(i)

Full performance of the affirmative and negative obligations contained in Sections 5.01 and 5.02 of the Loan Agreement, which shall remain in full force and effect as of the date of issue of this document.

(ii)

Full performance of financial obligations contained in Section 5.03 of the Loan Agreement, which shall remain in full force and effect as of the date of issue of this document and in the following levels as of the closing of the six-month period ending on June 30 / December 31st, [●]:

1.	Debt ratio less than or equal to 3.50X

2.	Coverage ratio of debt service higher than or equal to 1.25X

Likewise, the Borrower hereby states that if the information contained herein is not accurate, a case of breach of obligations shall be applicable in accordance with the provisions set forth in Section 6.01 of the Loan Agreement, being the Bank entitled to take all pertinent actions established in Section 6.02 of the Loan Agreement.

Lima,                     .

EXHIBIT VII

DISBURSEMENT NOTICE

Lima, [date]

Messrs.

BANCO BBVA PERÚ

City, Country

Attention: [                    ]

Dear sirs,

We write to you in relation to the Long-Term Loan Agreement executed on [date].

In accordance with the provisions set forth in Section 3.02(H), we hereby request you to disburse the amount of USD [**] (                     U.S. Dollars). Such amount must be disbursed to the following account:

[Insert account information]

Moreover, we hereby state as follows:

1.	As of the date hereof, any and all representations and warranties made by our company in the agreement are accurate, correct and complete under the terms specified in the above-mentioned document.

2.

As of the date hereof, there have not been any fact that affects our shareholding and corporate structure or our legal situation in such a manner that may cause a material adverse effect as per the agreement.

3.	As of the date hereof, we have not breached any of the obligations under the responsibility of our company specified in the agreement.

4.	Guarantees have been created in accordance with the provisions of Section 2.11 of the agreement.

5.

The filing card [of the real property under the mortgage agreement in accordance with the provisions of subsection (D) of Section 3.02 of the Agreement / property under the additional guarantees in accordance with the provisions of subsection (B) of Section 3.03 of the Agreement] has been reserved.

Yours truly,

EXHIBIT VIII

NOTICES

In accordance with the provisions of Section 7.02 of the Agreement, the Parties agree that, for any notice to be valid towards the other party, it must be sent to the person(s) and to the domicile specified herein.

By BANCO BBVA PERÚ

Name: José Carlos VELÁSQUEZ

E-mail: jcvelasquez@bbva.com

Telephone / cell phone: (511) 209 1343 / 971 153597

By the Borrower

Name: Andrés Daniel COLICHÓN SAS and Milagritos Tatiana OLIVERO GROPPO

E-mail: acolichon@camposol.com.pe / molivero@camposol.com.pe

Telephone: (511) 634 7100

EXHIBIT IX

COMMITMENT LETTER

San Isidro, [●][●],[●].

Messrs.

BANCO BBVA PERÚ

Av. República de Panamá, 3055, San Isidro

Lima, Peru

Attention: Mr. [●]

Dear sirs,

By means of this Commitment Letter, [●] (the “Company”) commits itself as follows:

•	The payment to the Bank of a structuring fee equivalent to 1.00% of the total amount disbursed of the loan which shall be paid on each disbursement date, as appropriate.

•	The payment of legal counsel costs and other costs related to the loan.

This commitment shall be in force during the term of the loan agreement.

Yours truly,

(● / Officer’s name)

National Identity Card (DNI) No. [●]

(● / Company)

EXHIBIT X

AFFIDAVIT

Lima, [    ][    ],2019.

Messrs.

MUÑIZ, OLAYA, MELENDEZ, CASTRO, ONO & HERRERA LAW FIRM

Las Begonias 475, Piso 6

San Isidro

Lima, Peru

Dear sirs,

CAMPOSOL S.A. (“CAMPOSOL” or the “Company”, interchangeably) holder of Tax ID Number (RUC) 20340584237, with principal place of business at Avenida El Derby 250, Piso 4, Urbanización El Derby de Monterrico, District of Santiago de Surco, Province and Department of lima, acting by and through [**], holder of National Identity Card [**], with the aim of updating the Legal Report of Due Diligence issued in January 2018, requested by BANCO BBVA PERÚ as part of the medium-term financing (the “Financing”), states under oath, for the period counted from the date of the above-mentioned Legal Report of Due Diligence to the date hereof, as follows:

Corporate Matters

1.

It has not adopted, in its Shareholders’ Meetings or Board of Directors’ Meetings, any resolution that may generate a material adverse effect (as this term is defined in the financing) as part of the financing.

2.	It has not been informed on the creation of any charge, lien or encumbrance on the shares of stock of the company.

3.	It has not made amendments to its Corporate Bylaw that may generate a material adverse effect.

4.	It has not carried out a merger, demerger procedure or any other type of corporate reorganization, except for those operations described in Exhibit XI (Corporate Reorganization).

5.	It has substantially performed the obligations contained in the agreements in force and; therefore, no event of breach has been generated during the development of its activities.

6.	It has not executed any agreement (or there are no negotiations to execute one agreement) that may generate a material adverse effect.

7.	Except for those cases provided for in Exhibit 1-A hereof, CAMPOSOL has not created or granted a guarantee over any asset of its property that may generate a material adverse effect.

8.	All its insurance policies are valid and it has paid the relevant premiums in order to keep in force the coverage of all insurance policies.

Tax Matters

9.

It has submitted the income tax returns, paid the value-added tax, municipal taxes, property taxes and others it is obligated to pay by the National Superintendency of Tax Administration (“SUNAT”) or other tax administration entity in relation to tax obligations.

10.

It has the documentation that, at its reasonable discretion, supports each of the operations recorded in the Income Statement (expenses and income) registered in the trial balances of years 2017 and 218, as well as their causal relationship.

11.

It may be able to support in good faith its opinion on the correct implementation of the regulations relating to income tax, value-added tax and temporary tax on net assets, if applicable, in case of a control by the Tax Administration.

12.

It has not been notified on, is not aware of, the existence of any legal, arbitration proceeding and/or tax-administrative procedure, and no order, judgment and/or award has been issued in any legal and/or arbitration proceeding, of which CAMPOSOL has been a part, that may generate a material adverse effect.

Labor Matters

13.

It complies, in all material respects, with the labor, migration, social security and occupational health and safety regulations that may be applicable, and has not breached any aspect that may generate a material adverse effect.

14.	It reasonably complies with the provisions on recruitment of local and expatriate staff, and executes employment agreements in accordance with the provisions of the current regulations.

15.	It has included in its payroll all the income paid to its staff for remuneration, and there are no amounts paid out of such payroll although they should be part thereof.

16.	It has provided vacation time to its staff, and there are no staff with outstanding vacation pays which may generate a material adverse effect.

17.	It meets the regulations on recruitment of disabled and occupational health and safety staff who are essential for the development of its activities.

18.

There are no administrative proceedings filed by the Public Health Insurance System (ESSALUD), National Superintendency of Tax Administration (SUNAT), Private Pension Fund Management Company (AFP), Government Pension

Fund Management Agency (ONP), Ministry of Employment and/or National Superintendency of Labor Inspection (SUNAFIL) in relation to the payment of social insurance contributions, and/or performance of general labor obligations, that may generate a material adverse effect.

19.	It is not facing labor proceedings, in which it acts a defendant, on the grounds of a suspected risk of occupational hazard, which may generate a material adverse effect.

20.	It has not been subject to any penalty or fine for the breach of any of its labor obligations that may generate a material adverse effect.

Intellectual Property Matters

21.

Its distinctive signs are registered before the relevant authority, are in full force and effect, and are free and clear of attachments, pledges or any other liens or charges registered on them before the National Institute for the Defense of Free Competition and the Protection of Intellectual Property (INDECOPI)

Competence Matters

22.

No investigations, administrative or legal proceedings have been filed against, or by, CAMPOSOL, that are in process and involve an alleged breach of the competition law (fee competition, unfair competition, antidumping regulation, and market access regulations).

Municipal Authorization Matters

23.

It keeps in force the licenses and authorizations required for the functioning of the four (4) establishments of CAMPOSOL which are the only establishments where it conducts business. The domiciles of such places are detailed below:

•	Av. El Derby 250, Torre 2, Oficina 301-401, District of Santiago de Surco.

•	Av. Panamericana Norte km. 497, District of Chao, Province of Viru and Department of La Libertad.

•	Av. Fátima 127, Segundo Piso, Urbanización La Merced, District and Province of Trujillo, Department of La Libertad

•	Canal de Derivación Chira, Piura, km 48.

24.	It has not been subject to penalties or administrative sanctioning proceedings in process for the above-mentioned matters.

Environmental Matters

25.

It does not have the health authorization related to the systems for the treatment of final disposal of domestic waste water with infiltration with respect to the Terra Country Property. Nonetheless, such situation has not generated or, at its reasonable discretion, shall not generate a danger to life or risk to human health and safety, as well as actual damage to the environment.

26.

Although, during the second half of year 2015, CAMPOSOL exceeded the values of Chemical Oxygen Demand (DQO), Biological Oxygen Demand (DBO) and fecal coliforms above the maximum limits of the World Bank in the Chao Plant, such situation has not generated a danger to life or risk to human health and safety, as well as actual damage to the environment. Likewise, the company declares that, as of the date hereof, a similar situation has not happened again, i.e. CAMPOSOL has not exceeded the maximum limits of the World Bank in any of its activities.

27.

CAMPOSOL has not submitted the Monitoring Report of the Chao Plant corresponding to the first quarter of year 2015. However, it states that in the aforementioned period it has not exceeded the environmental limits and; therefore, danger to life or risk to human health, as well as actual damage to the environment, have not been generated.

28.

In accordance with Section 66 of the Environmental Management Regulations of the agricultural sector, Executive Order (Decreto Supremo) 019-2012-AG, it states that it is responsible for the emissions, effluents, dumping, discharges, solid waste, noise and values exceeding the environmental regulations, as well as the damages to human health or security, ecosystems, natural resources, biological diversity in its multiple modalities and any other aspect produced as a result of its operations and/or activities. Likewise, it declares that it performs the obligations arising from its approved environmental instruments, applicable environmental regulations and mandates of the competent environmental authority. In this regard, CAMPOSOL undertakes to adopt prevention, control, mitigation, recovery, rehabilitation or compensation measures under the relevant environmental terms and conditions in accordance with the mandates established in Executive Order (Decreto Supremo) 019-2012-AG and other pertinent regulations in order to minimize the negative environmental impacts of its activity, if applicable.

29.

From September 2017, the company has not undergone supervisions with observations, or no administrative sanctioning proceedings have been initiated against it which has ordered the imposition of fines or corrective measures.

Agro-Industrial Matters

30.

Water exploitation permits are in force for its productive projects developed in the Terra Country Property, Agro Alegre Country Property and the country properties located in Viru (as shown in Exhibit 1-A) and Chao Plant, except for the regularization procedures initiated under Executive Order (Decreto Supremo) 7-2015-MINAGRI, particularly concerning San José and Tizal Country Properties, which, as of the date hereof, have been dismissed by the National Water Authority (ANA). It should be noted that a two-year term has been granted to regularize the situation with the Special Chavimochic Project and the Concessionaire of the Chavimochic Project. Such term expires in December 2019. Likewise, the volumes approved in the water exploitation permits are sufficient to fully meet the water demand of its productive projects.

31.	The water exploitation permits in force are registered with the Administrative Register of Water Rights (RADA) of the ANA.

32.

The San José Country Property is made up of forty-eight (48) parcels of land, as described in Administrative Resolution 065-08-GRLL-GA/ATDRMVCH, located outside the area of the Special Chavimochic Project (PECH), for which reason the San José Country Property would not be benefited from the water reserve established for the above-mentioned project. In this regard, since there is no water exploitation permit for this country property, the company and the Pressurized Irrigation User Board are conducting all the procedures necessary to regularize this situation with the aim of incorporating these parcels of land in the PECH as established by the ANA, and thus be vested with the rights to use water from the water resource reserve of the project.

33.	It has no outstanding payment obligations towards the Pressurized Irrigation User Board in Moche, Viru, and has not outstanding payment obligations towards the ANA.

34.	It has no existing administrative sanctioning proceedings before the ANA.

35.

It has no claims or complaints related to water resources, except for the complaint filed by the User Board of the Chao Irrigation Sub-District on June 13, 2018, notified to CAMPOSOL on November 5, 2018, by means of which the User Board claims for damages to the irrigation infrastructure and the non-correction of observations made by the ANA in the construction of a drain-pipe. On December 11, 2018, the inspection of the place was carried out by the ANA, the Manager of the Irrigation Users Board in Chao, the Chairman of the Board of Directors of the Irrigation Commission of Lateral Side 5B and Representatives of CAMPOSOL in which the following was observed: 1) there were no damages; 2) the drain-pipe constructed aims to lower the water table; 3) there were a conciliation between all the parties; and 4) it was the obligation of the Users Board of the Chao Irrigation Sub-District to incorporate the drain-pipe in its Infrastructure’s Operation and Maintenance Plan.

Legal Proceedings and Administrative Procedures

36.

It has not been notified on, has not been aware of, the existence of any legal, arbitration proceedings and/or administrative procedure, investigations or summary administrative procedures of any nature, pending or threatened, and no resolution, judgment and/or award has been issued in any legal and/or arbitration proceedings of which CAMPOSOL has been a part or in which it has been involved that generates a material adverse effect.

Real Property Matters

37.

From September 2017, new filings in the cards of the real properties owned by CAMPOSOL has been registered as detailed in Exhibit 1-A, which are linked to the financings previously reported, which do not generate or shall not generate a material adverse effect.

38.	It has not purchased new properties since September 2017, except for parcel of land B6 – PE 04013647 described in Exhibit 1-A.

39.	It has no real estates registered in the relevant Public Records Office, except for the parcel of land called “Prodex” described in Exhibit 1-B.

40.	There are no peasant or native communities within the real estates owned by CAMPOSOL.

41.	There are no agreements reached with peasant communities for the creation of surface, beneficial interest or easement rights.

42.	There are no areas owned by the State within the real estates exploited by the company for the performance of its operations.

43.

There are no social support agreements or others executed with third parties (individuals) or peasant or native communities that are affected, either directly or indirectly, by the operations of the company, except for the agreement executed with the peasant community of Viru on September 12, 2018 for the construction of bridges/sewer system over drain-pipe Bitin 1 that enables the community to go from one side to the other.

44.

There are no claims or complaints filed by peasant or native communities, owners or occupiers affected by the operations of CAMPOSOL, except for that filed by the peasant community of Viru in relation to the inability to transit over the drain-pipe which is connected with the foregoing point, but does not generate or shall not generate a material adverse effect.

Other Contingencies

45.	It is not aware of any other circumstance originated from September 2017 that generates a material adverse effect.

Finally, the company declares that the representative who executes this document is duly empowered to issue this type of statements, and that the content hereof is true and exact.

Yours truly,

[Name of the Attorney-in-Fact]

[Title]

CAMPOSOL S.A.

EXHIBIT 1-A

TOWN PROVINCE	COUNTY PROPERTY	REGISTERED DESIGNATION	REGISTRATION CARD	REGISTERED HECTARES	LIENS AND ENCUMBRANCES	MORTGAGES	MORTGAGE AMOUNT
VIRU	FRUSOL I y II (MAR VERDE BAJO)	Parcel 7B-I (2)	4020046	313.35	Interbank Trust		—
VIRU		Parcel 7C (2)	4020048	914.93	Interbank Trust		—
VIRU	MAR VERDE ALTO	Parcel 7C (1)	4056436	582.3834	Syndicated Trust NY*		—
VIRU		Parcel 7B-I (1)	4056437	6.3594	Syndicated Trust NY*		—
VIRU		Parcel 7B-I (1)	4056438	668.8953	Syndicated Trust NY*		—
VIRU		Parcel 7C (1)	4052409	10.5589	Syndicated Trust NY*		—
VIRU	AGROMÁS	Parcel 7D-1 (P)	4028966	413.79	Interbank Trust	Interbank	USD 20,145,375.00
VIRU	GLORIA	Parcel 7B-II	4006460	1018.4	Syndicated Trust NY*
VIRU	FUNDO 7A. FRUSOL III	Parcel 7A-I	11031079	351.97	Syndicated Trust NY*		—
VIRU	FUNDO 7A. FRUSOL IV	Parcel 7A-II-A	11122986	61.21	Syndicated Trust NY*		—
VIRU		Parcel 7A-II-B	11122987	193.03	Syndicated Trust NY*		—
VIRU	FUNDO 7A. YAKUY MINKA	Parcel 7A-III	11031110	1405.11	Syndicated Trust NY*		—
VIRU	FUNDO 7A VALLE PERDIDO	Parcel 7A-IV	11048175	750.16	Syndicated Trust NY*		—

VIRU	EL TIZAL	VD.71D. TI-6	4007750	9.04	Syndicated Trust NY*	—	—
VIRU		VD.TI-12	11125419	7.3485	Syndicated Trust NY*		—
VIRU		VD. TI-12A	11123614	9.1186	Syndicated Trust NY*		—
VIRU		VD. TI.-31	11088678	22.12	Syndicated Trust NY*		—
VIRU	NAPO (DB5-I)	Parcel DB5-I	4007752	169.8	Syndicated Trust NY*	—	—
VIRU	COMPOSITAN II	Parcel Compositán II	11048254	1474.24		BBVA Continental	USD 12,330,194.72
VIRU	COMPOSITAN III	Parcel Compositán III	11048205	2304.12	—	BBVA Continental	USD 12,330,194.72
VIRU	AGRICULTOR	Parcel 1	4000910	1132.538	Syndicated Trust NY*		—
VIRU	AEROPUERTO	Parcel 4	4000913	266.92	Interbank Trust	Interbank	USD 20,145,375
VIRU	PLANTA INDUSTRIAL	Parcel 2	4000911	24.292	Interbank Trust		—
VIRU	CARMEN ALTO (CHAO)	Parcel Carmen Alto	4048874	0.76	Syndicated Trust NY*		—
VIRU	SAN JOSÉ, VIRÚ	A-1	4013092	4.5	Interbank Trust	Interbank	USD 20,145,375
VIRU		2-A	4012564	4.9	Interbank Trust	Interbank	USD 20,145,375
VIRU		3-A	4012567	4.9	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-5	4028163	4.9	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-11	4011407	5	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-12	4013127	5	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-13	4013128	5	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-14	4014129	5	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-15	4026999	5	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-19	4019995	5	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-20	4013157	5	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-21	4013156	5	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-23	4015178	5	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-24	4015179	5	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-25	4016717	5	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-26	4012581	5	Interbank Trust	Interbank	USD 20,145,375

VIRU	A-27	4012580	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-28	4012592	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-32	4015964	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-33	4016612	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-34	4013561	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-35	4013560	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-36	4019993	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-37	4020250	4.9	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-39	4016450	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-41	4015335	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-43	4022598	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-44	4022430	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-45	4021853	4.9	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-46	4015191	4.9	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-47	4011582	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-48	4011581	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-50	4012602	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-51	4028473	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-52	4015231	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-53	4027101	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-54	4016427	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-55	4016096	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-56	4016588	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-57	4027025	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-58	4015407	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-59	4020822	5	Interbank Trust	Interbank	USD 20,145,375
VIRU	A-60	4019959	6.31	Interbank Trust	Interbank	USD 20,145,375

VIRU		A-61	4015072	5	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-62	4015946	5	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-63	4015885	5.34	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-64	4015421	5.34	Interbank Trust	Interbank	USD 20,145,375
VIRU		A-65	4015199	5.34	Interbank Trust	Interbank	USD 20,145,375
VIRU	RUPERTO	B-6	4013647	5.04	—	Legal Mortgage	USD 15,000.00
VIRU	WAWA WASI	Parcel 14A	P14163049	0,0483	—	—	—
VIRU	SINCROMAX	Parcel 3-A	3127933	150.18	Granted in usufruct to Camposol	Mortgage in favor of BBVA - Sincromax SA	USD 270,000.00
PIURA	FUNDO TERRA	Fundo Balfass	11077707	175	Syndicated Trust NY*		—
PIURA			4013099	150	Syndicated Trust NY*		—
PIURA			4033518	43	Syndicated Trust NY*		—
PIURA			4055086	12.1500	Syndicated Trust NY*		—
PIURA			4075274	17.29	Syndicated Trust NY*		—
PIURA			4004395	300	Syndicated Trust NY*		—
PIURA		Hilbck	4012857	15	—		—
PIURA		Las Dunas	4131813	200	For registration of Syndicated Trust NY	Legal Mortgage in favor of the Regional Agrarian Bureau	PEN 11,607.75
SULLANA	FUNDO AGROALEGRE		4013278	560.8291			—
SULLANA	FUNDO HUANGALÁ		4012250	30.4598	Syndicated Trust NY*		—
SULLANA			4013546	13.2144	Syndicated Trust NY*		—
SULLANA			4012773	49.146	Syndicated Trust NY*		—
SULLANA			4013574	16.7773	Syndicated Trust NY*		—
SULLANA			4013282	15.5142	Syndicated Trust NY*		—
SULLANA			4012060	102.9308	Syndicated Trust NY*		—
SULLANA			4011832	376.1258	Syndicated Trust NY*		—
SULLANA			11088183	53.0388	Syndicated Trust NY*

SULLANA	4013356	5.9521	Syndicated Trust NY*	—
SULLANA	4012009	11.72	Syndicated Trust NY*	—
SULLANA	4013299	6.6594	Syndicated Trust NY*	—
SULLANA	4013365	11.3609	Syndicated Trust NY*	—
SULLANA	4012378	4.8195	Syndicated Trust NY*	—
SULLANA	4013724	16.5	Syndicated Trust NY*	—
SULLANA	4013143	6.4980	Syndicated Trust NY*	—
SULLANA	4013753	19.0732	Syndicated Trust NY*	—
SULLANA	4018614	19	Syndicated Trust NY*	—
SULLANA	4018615	19	Syndicated Trust NY*	—
SULLANA	4015304	10.5	Syndicated Trust NY*	—
SULLANA	4015303	10.5	Syndicated Trust NY*	—
SULLANA	4013055	10.5	Syndicated Trust NY*	—
SULLANA	11035305	4.7315	Syndicated Trust NY*	—
SULLANA	4018985	10.374	Syndicated Trust NY*	—
SULLANA	4018986	10.374	Syndicated Trust NY*	—
SULLANA	11036431	5.75	Syndicated Trust NY*	—
SULLANA	4013643	5.75	Syndicated Trust NY*	—
SULLANA	4013645	5.8	Syndicated Trust NY*	—
SULLANA	11033891	5.8	Syndicated Trust NY*	—
SULLANA	11036426	3.5	Syndicated Trust NY*	—
SULLANA	4013579	3.5275	Syndicated Trust NY*	—
SULLANA	4013581	31.741	Syndicated Trust NY*	—
SULLANA	4012928	20.1673	Syndicated Trust NY*	—
SULLANA	4012582	10.3585	Syndicated Trust NY*	—
SULLANA	4018993	9.5638	Syndicated Trust NY*	—
SULLANA	11036425	10.5275	Syndicated Trust NY*	—

SULLANA	11036427	10.5275	Syndicated Trust NY*	—
SULLANA	4013276	10.9689	Syndicated Trust NY*	—
SULLANA	11036581	11.4273	Syndicated Trust NY*	—
SULLANA	4019067	10.7756	Syndicated Trust NY*	—
SULLANA	11036599	19	Syndicated Trust NY*	—
SULLANA	11035460	10.5	Syndicated Trust NY*	—
SULLANA	4012930	14.25	Syndicated Trust NY*	—
SULLANA	4012181	15	Syndicated Trust NY*	—
SULLANA	4015479	10.9204	Syndicated Trust NY*	—
SULLANA	4015478	10.9204	Syndicated Trust NY*	—
SULLANA	4012180	15	Syndicated Trust NY*	—
SULLANA	4012253	10	Syndicated Trust NY*	—

*	Title pending registration

EXHIBIT 1- B: Camposol Properties Not Registered with the Public Records Office

TOWN / PROVINCE	COUNTY PROPERTIES	REGISTERED DESIGNATION	REGISTRATION ENTRY	REGISTRATION CARD	REGISTERED HECTARES	LIENS AND ENCUMBRANCES
PIURA		Prodex	—	—	100	—
VIRU	Raul Peña	—	—	291	13.2344
VIRU	Raul Peña			298	0.4021
VIRU	Gregoria Velasquez	—	—	294	2.3647
VIRU	Manuel Velasquez			293	7.09
VIRU	Manuel Velasquez	—	—	—	0.2891

EXHIBIT XI

CORPORATE REORGANIZATION

A.

Incorporation of companies: The Borrower is in the process of incorporating five (5) companies under Peruvian law to carry out the spin-offs described throughout this Exhibit XI. Likewise, a new company is being incorporated in Cyprus (“Chipco”), with the same shareholding structure as the current Camposol Holding PLC. Finally, once the reorganizations described in this Exhibit XI have been completed, new companies shall be organized in Switzerland, Spain, Panama, Mexico and China.

B.

Capital increases: The Borrower shall carry out a capital increase in Marinasol S.A. (“Marinasol”) through a capital contribution in cash. On the other hand, Chipco shall carry out a capital increase in Grainlens S.A.C. (“Grainlens”), a shareholder of the Borrower, by means of a capital contribution in cash.

C.

Corporate Reorganization I: Spin-off of Grainlens in favor of Grainlens II (in process of being incorporated), involving the transfer of an equity block made up, among others, of shares issued by Blacklocust S.A.C. (“Blacklocust”), a shareholder of the Borrower.

D.	Corporate Reorganization II: Spin-off of Blacklocust in favor of Blacklocust II and Blacklocust III (both Newcos in process of being incorporated), involving the transfers detailed herein below:
•	An equity block in favor of Blacklocust II made up, among others, of shares issued by the Borrower; and

•

An equity block in favor of Blacklocust III made up, among others, of shares issued by Madoca Corp. S.A.C (“Madoca”) and Siboure Holdings S.A.C. (“Siboure”), both shareholders of the Borrower, Campoinca S.A. (“Campoinca”) and the Borrower.

E.

Corporate Reorganization III: Spin-off of the Borrower in favor of Camposol II and Camposol III (both Newcos to be incorporated by virtue of the spin-off), involving the transfers detailed herein below:

•	An equity block in favor of Camposol II made up, among others, of a percentage of its shares in Marinasol; and

•

An equity block in favor of Camposol III made up, among others, of all its shares in Marinasol, Campoinca and Madoca, as well as accounts receivable that the Borrower maintains—as creditor—against Camposol Holding PLC and Marinasol.

After the entry into force of Corporate Reorganization II, and within the six-month period established in corporate law, the plurality of shareholders of the Borrower shall be restored via the transfer of one or more shares to a company linked to the Borrower’s group.

EXHIBIT XII

FORM OF NOTICE OF ASSIGNMENT

San Isidro, [●] [●], [●]

Messrs.

[                ]

San Isidro

Lima, Peru

Attention: Mr. [●]

This is to inform you that, in relation to the Long-Term Loan Agreement executed on [    ] and up to an amount of [    ] (hereinafter, the “Agreement”), the Bank has made an Assignment of Rights as established in Section 7.06 of the Agreement in favor of [    ] (hereinafter, the “Assignee”), for a percentage equivalent to [    ] % of the full amount of the rights contemplated in said instrument.

As a result of the foregoing, as of the date hereof, you must pay the amounts corresponding to the Installments, as well as the Taxes, fees and any other amount stipulated in the Agreement, for an amount equivalent to the percentage of the Assignment of Rights, in the following Assignment Account:

Checking Account No. …………………. whose holder is the Assignee.

In this regard, by virtue of this Assignment of Rights, the Payment Schedule is modified as detailed in the document attached to this communication.

Likewise, the Assignee hereby declares to know the entire content of the Agreement, which it undertakes to observe and respect without reservations, including, but not limited to, the provisions contained in Section 7.06 of said Agreement.

ON BEHALF OF THE BANK:

(● / Officer’s name)

National Identity Card (DNI) No. [●]

(● / Company)

ON BEHALF OF THE ASSIGNEE:

(● / Officer’s name)

National Identity Card (DNI) No. [●]

(● / Company)

EXHIBIT XIII

JOINT AND SEVERAL BOND AGREEMENT OF MARINASOL S.A.

To the Notary Public:

You are hereby requested, in your capacity as Notary Public, to enter in your Notarial Record Book an instrument evidencing the Joint and Several Bond Agreement entered into by and between the JOINT AND SEVERAL GUARANTOR and BANCO BBVA PERU, a banking institution incorporated under the laws of the Republic of Peru (the “BANK”). The information and particulars of the Parties hereto are shown in the introductory part of this instrument, which is executed under the following terms and conditions:

ONE: The JOINT AND SEVERAL GUARANTOR hereby grants in favor of the BANK, an unconditional irrevocable, joint and several bond, of automatic execution upon request of the BANK, in the event of breach and expressly waiving the benefit of excussio, to support the obligations of CAMPOSOL S.A. (The “CLIENT”), for up to the total amount of [indicate amount] (the “Secured Obligations”), arising from the Loan Agreement entered into by and between the CLIENT and the BANK on [*] [*], 2019 (the “Loan Agreement”).

The JOINT AND SEVERAL GUARANTOR hereby places on record that its bond is indivisible and unlimited, that is, it covers the principal as well as compensatory and default interests, taxes (if any), additional costs, fees, duly documented in- or out-of-court expenses, if applicable, including, in the case of enforcement of the bond, any duly documented professional fees that the BANK may agree to pay for the attorneys to whom advise is requested, pursuant to the terms and conditions of the Loan Agreement.

This bond is granted for an indefinite period of time, and shall remain in force for as long as the CLIENT’s Secured Obligations owed to the BANK and described in this section remain outstanding, expressly waiving the right established in Section 1899 of the Civil Code. Consequently, the BANK may request directly from the JOINT AND SEVERAL GUARANTOR the honoring of this bond. Similarly, the BANK shall require the honoring of this bond through an uncertified or notarized letter addressed to the JOINT AND SEVERAL GUARANTOR’s principal place of business, stating that the CLIENT(S) has (have) failed to partially or fully pay the Secured Obligations. The notice shall take full effect upon arrival at its destination; and in the event that the JOINT AND SEVERAL GUARANTOR fails to honor his bond within forty-eight (48) hours of receiving such request, the BANK may proceed in accordance with the provisions of the following section. Without prejudice to the aforementioned period, the BANK may carry out preservation acts concerning its credit, being empowered to block any credit balances existing in the accounts held by the JOINT AND SEVERAL GUARANTOR, from the moment the Secured Obligations become due and payable, which may be enforced upon expiration of the term indicated above.

TWO: The JOINT AND SEVERAL GUARANTOR hereby undertakes to reimburse the BANK, upon its first request, the amount that the latter requests to pay to cover the Secured Obligations.

In this connection, the JOINT AND SEVERAL GUARANTOR expressly and irrevocably authorizes the BANK to charge the amounts arising from the settlement of the Secured Obligations to the accounts held by the JOINT AND SEVERAL GUARANTOR in the BANK, regardless of the currency, even when said accounts do not have sufficient funds, or to apply the securities or assets owned thereby that may be in the possession of the BANK to the full or partial payment of the aforementioned obligations at the time they become due and payable, and without the need for prior declaration in default. In addition, the JOINT AND SEVERAL GUARANTOR also authorizes the BANK to carry out the corresponding purchase or sale of foreign currency, as applicable, at the exchange rate in force in the BANK, on the date of the aforementioned transaction.

THREE: The JOINT AND SEVERAL GUARANTOR agrees to participate in any extension, reduction, expansion or refinancing of the Secured Obligations, which the BANK may deem convenient to grant to the CLIENT, and which are hereby expressly accepted, even when they involve a novation, expressly placing on record that even when they do not participate in such credit operations, it shall be clearly understood that the JOINT AND SEVERAL GUARANTOR shall assume responsibility as to said operations towards the BANK, until such time as all the Secured Obligations are paid off, without any reservation whatsoever.

FOUR: This Agreement shall be governed by the provisions set forth in Sections 1183, 1868 et seq. of the Civil Code.

FIVE: For all the purposes hereof, the parties establish as their domiciles those indicated in the final part of this Agreement, to which all applicable communications and/or court or out-of-court notices shall be addressed.

Any change of address shall be communicated to the other party by notarized letter, indicating the new address, which must be located within the urban area of this city. Any such change shall be effective as of the third business day of receipt by the counterparty.

SIX: The parties submit themselves to the jurisdiction of the Judges, Courts and Tribunals of the judicial district of Cercado de Lima, for the settlement of any controversy that may arise in the fulfillment of this Agreement.

You are hereby requested, in your capacity as Notary Public, to insert any additional clauses required by law, as well as the corresponding inserts.

Entered into in the City of             , this      day of             , 2019.

ON BEHALF OF THE JOINT AND SEVERAL GUARANTOR:

CORPORATE NAME: [*]

TAX ID NUMBER (RUC): [*]

Principal place of business: [*]

REPRESENTATIVE: [*]

Power of Attorney registered in [*].

SIGNATURE AND SEAL	SIGNATURE AND SEAL

ON BEHALF OF THE BANK:

CORPORATE NAME: BANCO BBVA PERU

Principal place of business: [ ]

REPRESENTATIVE: [ ]

Power of Attorney registered in [ ].

SIGNATURE AND SEAL	SIGNATURE AND SEAL

EXHIBIT XIV

JOINT AND SEVERAL BOND AGREEMENT OF CAMPOSOL COLOMBIA S.A.

WITNESSETH HEREBY the Joint and Several Bond Agreement entered into by and between:

(i)

CAMPOSOL COLOMBIA S.A., a business corporation validly incorporated and existing under the laws of the Republic of Colombia, acting by and through [●], Mr. [●], holder of [●], acting in his capacity as legal representative vested with sufficient powers to act as such (“Camposol Colombia”);

(ii)

[●], a publicly-held corporation validly incorporated and existing under the laws of the Republic of Peru, holder of Tax ID Number (RUC) [●], with principal place of business for the purposes hereof at [●], acting by and through its attorneys-in-fact, Messrs. [●], holder of National Identity Card (DNI) [●], and [●], holder of National Identity Card (DNI) [●], as per power of attorney registered in Electronic Card [●] of the Registry of Companies in and for Lima and Callao (the “Bank”), who executes this agreement being fully aware of its contents and for the purposes hereof set out in Sections 2(i), 4, 10 and 11 of this instrument.

The Parties have agreed to enter into this Joint and Several Bond Agreement without the benefit of excussion, as set forth below:

WHEREAS:

(i)

In order to obtain financing in the Peruvian market, CAMPOSOL S.A. (the “Borrower”) received a Loan in accordance with the terms of the Long-Term Loan Agreement, entered into with the Bank (the “Loan Agreement”).

(ii)

In compliance with the granting of the Loan referred to in the previous paragraph, the Guarantors have decided to enter into this joint and several bond agreement without the benefit of excussio, payable upon request, with the purpose of guaranteeing the performance of the Borrower’s obligations established in the Loan Agreement, and under the following terms:

1.

Purpose: The Guarantor, by virtue of this joint and several bond agreement without the benefit of excussio and payable upon request (the “Guarantee”), guarantees the performance of the Borrower’s obligations that may be enforceable from time to time under or in connection with the Loan Agreement (the “Obligations”), in accordance with the terms and conditions established in this Guarantee.

2.	Obligations of the Guarantor: Without prejudice to the other provisions of this Guarantee, the Guarantor undertakes as follows:

(i)	Pay any and all sums of money left unpaid by the Borrower, which may become due and payable from time to time by the Borrower and which are owed under or in connection with the Loan Agreement, within three (3) Business Days following the date on which the Bank, or any third party acting on its behalf, notifies the Guarantors of the breach of [●] of any of the Obligations and the amount of said breach, indicating the bank account number in which the payment must be made. The Parties and the Bank accept that, whenever it is legally possible, said payment may be made in foreign currency from accounts held by the Guarantor inside or outside of Colombia.

The Obligations include, but are not limited to, the following: (a) the payment of the principal and interests of the Loan disbursed within the framework of the Loan Agreement; and (b) the payment of indemnities as a consequence of the Borrower’s breaches under the Loan Agreement;

(ii)

Pay, when required, all reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees or other advisors’ fees) actually incurred by the Bank in connection with (a) the enforcement of the Guarantee, which shall be understood as occurred with the sole requirement formulated by the Bank in accordance with the provisions of the first paragraph of subsection (i) above; (b) the response to any summons or notice directly related to the Guarantee; or (c) any other legal procedure related to the enforcement or validity of the Guarantee; and

(iii)

Serve, in a timely manner, written notice on the Bank of any Insolvency Event (as this term is defined below) in relation to the Guarantor. “Insolvency Event” shall be understood as: (a) the statement by the Guarantor about its inability to pay its debts when they become due and payable, or any other statement that has similar effects; (b) the inclusion of the Guarantor in a bankruptcy or restructuring procedure of its obligations or the intervention of a public entity, or any other procedure that has similar effects (other than the restructuring procedure provided for in Law 1116 of Colombia passed in 2006, and of any other restructuring procedure that has an effect equal or similar to those contemplated in said law); or (c) the declaration of control (in accordance with Section 85 of Law 222 passed on 1995) or the intervention of the competent Superintendency in relation to the Guarantor.

3.

Taxes: Any payment made by the Guarantor under this Guarantee must be made free of all deductions for present and future taxes, charges, contributions, deductions, fees or withholdings, established by any competent jurisdiction, excluding, in the case of bondholders, the taxes levied on their income and the taxes, charges, contributions, deductions, fees or withholdings necessary for the operation applicable to the Bank, regardless of the fulfillment or not of the Bank’s obligations (all taxes, charges, contributions, deductions, fees, withholdings or obligations not excluded under this Guarantee, hereinafter the “Taxes”). If the law requires the Guarantor or any financial entity to deduct and/or withhold any Tax with respect to any amount that must be paid to the Bank under this Guarantee, (a) the amount to be paid must be increased as necessary so that, after making all the necessary deductions and/or withholdings (including the deductions and withholdings applicable to the additional amounts that must be paid in accordance with this section), the Bank receives an amount equal to the amount that it would have received if such deductions and/or withholdings had not been made; (b) the Guarantor and/or the financial entity through which the payment is made shall make such deductions and/or withholdings; and (c) when the Guarantor must make the withholding or deduction, the Guarantor must pay the entire amount withheld and/or deducted directly to the competent tax authority or other authority in accordance with the applicable law.

4.

No Substitution: The Guarantor undertakes not to substitute or assign, either in whole or in part, this Guarantee to another individual or legal entity, without obtaining first the Bank’s written authorization.

5.

First-Demand Guarantee: This Guarantee is and has the effects of a first-demand guarantee. Therefore, from now on the Guarantor waives to object to the payment corresponding to the fulfillment of the Obligations due to any factual or legal circumstance, other than the absence of notice referred to in subsection (i) of Section Two of this Guarantee, including, but not limited to, the rights enshrined in Sections 2381, 2382, 2383, 2392 and 2394 of the Colombian Civil Code (which the Guarantor expressly waives); and any and all other situations that may or may not be based on the financial situation of the Borrower or on a direct or indirect claim from the Bank.

6.

Effective Term of the Guarantee: This Guarantee is established from the execution of this document until each and every one of the Obligations undertaken by the Issuer in relation to the Loan Agreement is fully satisfied.

7.	Representations and Warranties: The Guarantor represents and warrants that, as of the execution date of this Guarantee, the following statements are true and may be relied upon:

(i)	Camposol Colombia is a company duly incorporated and existing under the laws of the Republic of Colombia;

(ii)

The Guarantor has full corporate capacity and has the necessary authorizations and records (except for those that are needed after the signing of the Guarantee), in accordance with its bylaws and the applicable law, to perfect and enforce the Guarantee, as well as to comply with the obligations established therein;

(iii)	The Borrower is part of the Guarantors’ business group under the terms of Section 28 of Law 222 of Colombia passed in 1995;

(iv)	As of the date of granting of this Guarantee, the Guarantor does not have any legal restriction that prevents the granting of this Guarantee;

(v)

Neither the execution nor the fulfillment by the Guarantor of this Guarantee contravene the laws of the Republic of Colombia, the bylaws of the Guarantor, nor any contractual provision or material agreement signed by the Guarantor;

(vi)

The Guarantor has not breached any material contract or agreement to which it is a party or by virtue of which it is bound and that may affect the fulfillment of the obligations established in this Guarantee;

(vii)	The Guarantor has not incurred any Event of Insolvency;

(viii)	The Guarantor, acting independently, without depending on the Borrower, the Bank, or any other person, has carried out its own analysis and made the decision to sign this Guarantee; and

(ix)	The Guarantee, in the terms hereof, has been entered into legally, respecting the laws of the Republic of Colombia, and is perfectly enforceable against it.

8.	Applicable Law: The execution, interpretation, fulfillment and settlement of conflicts, claims and disputes arising from this Guarantee shall be subject to Colombian law.

9.	Stamp Duty: The Guarantor agrees to pay the amount due for stamp duty, if applicable, in accordance with Colombian law.

10.	Amendments: Any amendment intended to be made to the conditions of the Guarantee must be made in writing and with the prior written authorization of the Bank.

11.

Acts carried out by the Bank: In any acts carried out by the Bank, it is presumed, without admitting questioning or proof to the contrary, that it acts with the necessary authorizations for said purposes, adhering to the applicable legal formalities. Consequently, the Bank shall not be able to claim any responsibility from the Guarantor when the latter has acted as instructed by the Bank, nor shall the Bank be able to claim from the Guarantors the payment of the Guarantee when it has been paid in accordance with the Bank’s instructions.

12.

Payment Currency: In the event that, in the future, any legal provision is issued that generally establishes that (i) the obligations to give agreed amounts of money in foreign currency; and/or (ii) the guarantees agreed in foreign currency are mandatorily restated and converted into domestic currency of legal tender and, consequently, according to said new legislation, the Guarantors are obliged to fulfill the Obligations by paying them in domestic currency (except when it is valid to make payments in dollars outside the Republic of Colombia as indicated in subsection (i) of Section 2 above), the Guarantors shall assume the full payment of the exchange differences that are generated due to said restatement and conversion to domestic currency of legal tender in each opportunity in which a payment to enforce the Guarantee must be made, being obliged to pay the total amount of the exchange rate difference resulting from the application of the aforementioned restatement and conversion to domestic currency of legal tender of the Obligations. For this purpose, the aforementioned exchange differences shall be determined and settled according to the market representative exchange rate certified by the Financial Superintendency of Colombia, or the entity replacing it.

13.

No Waiver: In no event shall the fact that any of the Parties does not exercise some of the rights conferred thereto by this Guarantee be considered or interpreted as a waiver to such rights, which shall remain in force for as long as the obligation which gave rise to such rights continues to exist. Any waiver to the rights conferred hereunder shall be communicated expressly and in writing.

14.	Notices: Any notice that must be made for the purposes of this Guarantee shall be sent to the following addresses:

Camposol Colombia

Attention: [●]

Address: [●]

Fax: [●]

The Bank

Attention: [●]

Address: [●]

Fax: [●]

Communications shall be understood to have been received: (i) on the business day following its submission if the delivery is made personally; (ii) on the third business day following its submission by mail, if the submission is made by certified mail or a similar method with acknowledgment of receipt; and (iii) the next business day if it was sent by fax or e-mail, provided that acknowledgement of receipt by the receiving machine has been obtained from the sending machine or there is satisfactory evidence to demonstrate that the message has been received.

IN WITNESS WHEREOF, this document is executed in [    ] (    ) original counterparts this [    ] day of [●], 2019.

Camposol Colombia

[Legal Representative]

[Identity Card (CC) or National Identity Card (DNI)] No. [●]

The Bank

[Legal Representative]

[Identity Card (CC) or National Identity Card (DNI)] No. [●]

INSERT: CERTIFIED COPY

ALFREDO ZAMBRANO RODRIGUEZ

ATTORNEY-AT-LAW AND NOTARY PUBLIC IN AND FOR LIMA

KARDEX: 71129

CERTIFIED COPY

I, Alfredo ZAMBRANO RODRIGUEZ, Attorney-at-Law and Notary Public in and for Lima, HEREBY ATTEST THAT the book entitled “Minutes of the Shareholders’ Meeting and Board of Directors’ Meeting No. 4” of “CAMPOSOL S.A.” has been produced to me, which is kept with the style formalities and has been duly authenticated by Alfredo PAINO SCARPATI, Esq., Attorney-at-Law and Notary Public in and for Lima, under number 074019, dated October 19, 2016. Furthermore, I have verified that pages 146 through 149 contain the Minutes of the Shareholders’ Meeting of CAMPOSOL S.A. held on September 30, 2019, whose text I proceed to transcribe below, as requested:

SHAREHOLDERS’ MEETING OF CAMPOSOL S.A.

In Lima, at 9 a.m. on September 30, 2019, at the premises located at Avenida El Derby 250, Piso 4, District of Santiago de Surco, the Shareholders’ Meeting of CAMPOSOL S.A. (the “Company”) was held with the attendance of the following Shareholders:

•

BLACKLOCUST S.A.C., holder of 509,703,596 registered shares with voting rights, fully subscribed and paid-up, represented by Alejandro Leoncio ARRIETA PONGO (holder of National Identity Card [DNI] 43945131);

•

MADOCA CORP. S.A.C., holder of 79,060,104 registered shares with voting rights, fully subscribed and paid-up, represented by Alejandro Leoncio ARRIETA PONGO (holder of National Identity Card [DNI] 43945131); and

•

SIBOURE HOLDINGS S.A.C., holder of 54,590,940 registered shares with voting rights, fully subscribed and paid-up, represented by Alejandro Leoncio ARRIETA PONGO (holder of National Identity Card [DNI] 43945131).

TOTAL: 643,354,640 SHARES

It was unanimously agreed to appoint Alejandro Leoncio ARRIETA PONGO as Chairman, and Alvaro CARRASCO BENAVIDES as Secretary, especially appointed as such for this Meeting.

The Chairman stated that all the Company’s Shareholders were present, who unanimously agreed to hold this Shareholders’ Meeting (the “Meeting”) and discuss the matters set forth herein. In this regard, and in accordance with the provisions of Section 120 of the Business Corporations’ Act, the Chairman declared the Meeting duly called to order with the unanimous agreement of the shareholders representing one hundred percent (100%) of the capital stock, and the resolutions to be adopted validly approved.

The following was established as an agenda for this Meeting:

AGENDA:

Approval of bank financing.

Granting of powers for the execution of the Financing Documents.

Subsequently, the following points of the proposed agenda were addressed.

1. APPROVAL OF BANK FINANCING

The Chairman explained to the Meeting that the Company was negotiating with Banco BBVA Peru (the “Bank”) the granting of financing in favor of the Company for an amount of up to USD 20,000,000 (Twenty Million U.S. Dollars) (the “Financing”). Said Financing shall be granted under the terms of a loan agreement governed by Peruvian law that the Company and the Bank have been negotiating (the “Loan Agreement”), which shall be guaranteed by (1) a mortgage on the production unit made up of the property registered under Registration Number 04013278 (previously Card 017706) of the Real Estate Registry of the Public Records Office in and for Sullana, First Registration Area – Piura Office, and certain assets located in the aforementioned property owned by the Company (the “Mortgage”), and other in rem guarantees such as mortgages or asset trusts (the “Additional Guarantees”) that are considered necessary as required by the Bank; (ii) a bond granted by MARINASOL S.A. under Peruvian law (the “MARINASOL Bond”); and (iii) a bond granted by CAMPOSOL COLOMBIA S.A.S. under Colombian law (the “CAMPOSOL COLOMBIA Bond”). Likewise, within the framework of the Loan Agreement, CAMPOSOL shall issue an incomplete promissory note (the “Promissory Note”), together with the corresponding completion agreement (the “Completion Agreement” and, together with the Loan Agreement, the Mortgage, the Additional Guarantees, the Promissory Note, the CAMPOSOL COLOMBIA Bond and the MARINASOL Bond, the “Financing Documents”).

In accordance with the foregoing, the Chairman indicated that it was convenient for the Meeting to approve the obtaining of the Financing, the establishment of the Mortgage and the Additional Guarantees, and the corresponding execution by the Company of the Financing Documents, as well as of any other public and/or private document that is complementary to said Financing Documents and/or that is necessary to implement the Financing.

After deliberating on the matter, the Meeting unanimously approved the obtaining of the Financing, the establishment of the Mortgage and the Additional Guarantees deemed necessary to guarantee the Financing, as well as the execution by the Company of the Financing Documents and of any other public and/or private document that is complementary to said Financing Documents and/or that is necessary to implement the Financing.

2. GRANTING OF POWERS FOR THE EXECUTION OF THE FINANCING DOCUMENTS

As a consequence of the resolution adopted in the previous subsection, the Chairman stated that it was convenient for the interests of the Company to grant to Andrés Daniel COLICHÓN SAS, holder of National Identity Card (“DNI”) 07866431, Milagritos Tatiana OLIVERO GROPPO, holder of DNI 09533596, Alejandro Leoncio ARRIETA PONGO, holder of DNI 43945131, and Alvaro CARRASCO BENAVIDES, holder of DNI 44127399, express and broad powers deemed necessary so that any two (2) of said Attorneys-in-Fact may, acting jointly and on behalf of the Company, exercise the following powers with any limitation whatsoever:

A)

Negotiate, enter into, sign, enforce, issue, submit, establish, grant, stipulate the terms and conditions, set the applicable law, the dispute settlement mechanism (including arbitration) of the Financing Documents, and sign any clarification, amendment or specification of said Financing Documents, as well as any other public and/or private document that is complementary to said Financing Documents and/or that is necessary to implement the Financing.

B)

Negotiate, enter into, sign, enforce, issue and submit any contract or agreement (by means of a private or public instrument) and issue, sign and submit to any person or authority in any country all types of certification and document related to the financing and/or the Financing Documents.

C)

Carry out any act deemed necessary or convenient for the implementation of the Financing, and make or order the officers of any banking entity to make the payments that are necessary or convenient to enter into and comply with the acts, agreements and contracts indicated in the previous subsections, including the Financing Documents.

D)

Formalize and perfect the Financing Documents, being empowered to sign all types of public and/or private documentation, with and before all the necessary or pertinent public and private entities, including, but not limited to, any writ, certification, public deeds (including clarifications) and/or any other public and/or private document required for the registration of the Mortgage and Additional Guarantees before the corresponding Public Records Offices.

E)	Make the payments deemed necessary and/or convenient to carry out the tasks indicated in the previous subsections.

After a brief discussion on the matter, the Meeting unanimously resolved to authorize the granting of the powers deemed necessary in favor of Andrés Daniel COLICHÓN SAS, holder of DNI 07866431, Milagritos Tatiana OLIVERO GROPPO, holder of DNI 09533596, Alejandro Leoncio ARRIETA PONGO, holder of DNI 43945131, and Alvaro CARRASCO BENAVIDES, holder of DNI 44127399, so that any two (2) of them may, acting jointly, sign all the documents and perform all the acts described above by the Chairman at this Meeting related to the Financing Documents, including, but not limited to, the negotiation and signing, on behalf of the Company, of the aforementioned Financing Documents, without any reservation or limitation whatsoever.

There being no other business to transact, the Shareholders’ Meeting was adjourned at 10 a.m., after these minutes were issued, read and unanimously approved. IN WITNESS WHEREOF, all the attendees hereunto set their hands.

/s/ Alejandro Leoncio Arrieta Pongo

Chairman and Representative of BLACKLOCUST S.A.C., SIBOURE HOLDINGS S.A.C. and MADOCA CORP. S.A.C.

/s/ Alvaro Carrasco Benavides

Secretary

_______________

CERTIFICATION

I, Alejandro Leoncio ARRIETA PONGO, holder of National Identity Card (DNI) 43945131, acting in my capacity as Representative of the Shareholders of CAMPOSOL S.A., in compliance with the First Supplementary Provision of Executive Order (Decreto Supremo) 006-2013-JUS HEREBY ATTEST THAT the persons mentioned as Shareholders in the introduction of these minutes are in fact such and/or that the signatures affixed thereto correspond to their respective representatives.

Lima, September 30, 2019

/s/ Alejandro Leoncio Arrieta Pongo

National Identity Card (DNI) 43945131

_______________

ALFREDO ZAMBRANO RODRIGUEZ

ATTORNEY-AT-LAW AND NOTARY PUBLIC IN AND FOR LIMA

LOS RUISEÑORES 206 (ÓVALO DE SANTA ANITA), SAN ANITA – LIMA 43

PHONE: 362-4545

I HEREBY ATTEST THAT the foregoing signature is the true, proper and respective handwriting of Alejandro Leoncio ARRIETA PONGO, holder of National Identity Card (DNI) 43945131, who acts on behalf of CAMPOSOL S.A., as recorded in Electronic Card 11009728 of the Registry of Companies of the Public Records Office in and for Lima, which is hereby authenticated in accordance with Section 108 of the Notaries’ Act. No responsibility is assumed as to the contents of this document. I attest.

Lima, November 6, 2019

/s/ Alfredo Zambrano Rodriguez

Attorney-at-Law and Notary Public in and for Lima / Seal

Seal of the Notaries’ Association in and for Lima

Approved by:

A.R.

VT MC MARIALUZ

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***  Thus, it is recorded in the original Minutes, which have been produced to me and which this document purports to represent. Furthermore, at the request of the party concerned, I issue this certified copy in the city of Lima, this 7th day of November, 2019, under the provisions of Section 105 of the Notaries’ Act.

/s/ Alfredo Zambrano Rodriguez

Attorney-at-Law and Notary Public in and for Lima / Seal

Seal of the Notaries’ Association in and for Lima

CONCLUSION:

Having formalized the instrument, the Grantors were informed of the purpose and legal effects hereof and, upon reading it, they represented to be familiar with the background information and/or titles giving rise to the preliminary deed and this instrument, ratifying the contents thereof, and recognizing their identities and signatures as their own, as found in the preliminary deed which was put into the form of this notarially recorded instrument.

SECTION 59, ITEM K) OF THE LEGISLATIVE ORDER (DECRETO LEGISLATIVO) OF THE NOTARIES’ ACT: The Notary Public hereby places on record that he has performed the minimum control actions and proceeded with due diligence with regard to the prevention of money laundering, notifying the parties for such purpose of their responsibility in relation to the lawful origin of the money, funds, properties, or other assets involved in the present transaction, as well as the means of payment used. The Grantors declared under oath that they have made use of the foregoing in this public instrument, and that the origin thereof, if any, as well as that of the means of payment used, as applicable, is lawful. The Notary Public also places on record that (i) he has complied with the requirements referred to the verification of the statement of the final beneficiary in accordance with the legislation on the matter, if applicable, and that (ii) to date, the National Superintendency of Customs and Tax Administration (SUNAT) has not yet implemented the virtual access referred to in Section 9 of Legislative Order 1372.

SECTION 59, ITEM B) OF THE LEGISLATIVE ORDER (DECRETO LEGISLATIVO) OF THE NOTARIES’ ACT: The Grantors expressly consent to the processing of their personal data and the use thereof in accordance with Law 29733 and its Regulations.

This notarially recorded instrument begins on page with serial number B 9401302 and ends on page with serial number B 9401324 et verso. The signing process was completed on November 12, 2019.

I attest.

/s/ Eduardo Laos de Lama

Attorney-at-Law and Notary Public in and for Lima

ON BEHALF OF BANCO BBVA PERU:

/s/ Frank Erick Babarczy Rodriguez

(Right index fingerprint)

Date: November 12, 2019

/s/ Javier Alberto Balbin Buckley

Right Index Fingerprint

Date: November 12, 2019

ON BEHALF OF CAMPOSOL S.A.:

/s/ Andres Daniel Colichón Sas

(Right index fingerprint)

Date: November 12, 2019

/s/ Milagritos Tatiana Olivero Groppo

(Right index fingerprint)

Date: November 12, 2019

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EDUARDO LAOS DE LAMA, NOTARIO DE LIMA

JR. SANTO DOMINGO 291, JESÚS MARÍA

PHONE: 202-4120

FAX: 461-7935

At the request of the party concerned, I issue this certified copy, which is a true and exact reproduction of the original instrument referred to herein, to which I attest and which this document purports to represent. The date and page are kept on the foregoing transcription as per Legislative Order of The Notaries’ Act, Section 86, and this notarially recorded instrument is duly signed by the appearing parties and authorized by me, in my capacity as Notary Public, pursuant to Section 83 of the Legislative Order of the Notaries’ Act.

Lima, November 13, 2019

/s/ Eduardo Laos de Lama

Notary Public in and for Lima / Seal

Seal of the Notaries’ Association in and for Lima

Seal:	Laos de Lama Notary’s Office

OLT

(illegible signature)

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